                                  FORM 8-K


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549




                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported): AUGUST 16, 1995



                              GREAT FALLS BANCORP
               (Exact name of registrant as specified in its charter)


          NEW JERSEY                0-14294         22-2545165
         (State or other          (Commission     (IRS Employer
          jurisdiction of          File No.)       Identification No)
          incorporation)

             55 UNION BOULEVARD, TOTOWA, NEW JERSEY            07512
             (Address of principal executive offices)       (Zip Code)

               Registrant's telephone number, including area code:
                                  201-942-1111

                                      NONE
           (Former name or former address, if changed since last report)

Item 5.  Other Events.

On August 16, 1995, the Corporation entered into an Acquisition Agreement with Bergen Commercial Bank, of Paramus, New Jersey ("Bergen"), relating to the Corporation's acquisition of all of the outstanding stock of Bergen solely in exchange for the Corporation's common stock (except that cash will be paid in lieu of fractional shares and except for payments to shareholders of Bergen who exercise dissenters rights). Bergen would become a wholly-owned bank subsidiary of the Corporation. The parties hope to consummate the acquisition before December 31, 1995.

Bergen has 369,733 shares outstanding. The Corporation has 1,069,750 shares outstanding, after giving effect to a 10% stock dividend paid on July 31, 1995 to shareholders of record on June 30, 1995. The agreed exchange ratio is 1.7 shares of common stock of the Corporation for each share of Bergen stock. The Corporation would also assume outstanding stock options to purchase Bergen stock. Following the effective time of the share exchange, the Corporation's Board of Directors shall be increased from 7 to 10 members and three Bergen directors will be elected to fill the vacancies.

The acquisition requires approvals by (1) the holders of 2/3rds of the outstanding stock of Bergen and (2) the holders of a majority of votes cast by the Corporation's shareholders. The Acquisition Agreement also specifies a number of other conditions of closing, including approvals by the New Jersey Department of Banking and the Board of Governors of the Federal Reserve System, an opinion of counsel that the exchange of shares will be a tax free transaction for federal income taxes, an opinion of the Corporation's certified public accountants that the acquisition will qualify to be treated as a pooling of interests for accounting purposes and an opinion of an investment banker that the share exchange is fair to the stockholders of Bergen.

Bergen has three banking offices in Bergen County, New Jersey. At June 30, 1995, Bergen had approximately $71 million in total assets, approximately $63.7 million in total deposits, and approximately $6.7 million in shareholders' equity. Bergen reported net income in the amount of $520,000 for the year ended
December 31, 1994, and net income in the amount of $265,000 for the six months ended June 30, 1995.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being filed with this Report and is attached hereto:

2.1 Acquisition Agreement dated August 16, 1995, with Exhibits (50 pages)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


GREAT FALLS BANCORP
(Registrant)

/s/ George E. Irwin

(Signature)
GEORGE E. IRWIN
VICE PRESIDENT


Date: AUGUST 25, 1995

EXHIBIT INDEX


Exhibit No.                                  Title

 2.1  Acquisition Agreement dated August 16, 1995, with Exhibits
(50 pages)

EXHIBIT 2.1

ACQUISITION AGREEMENT

By and Between


GREAT FALLS BANCORP


and


BERGEN COMMERCIAL BANK


August 16, 1995

                           TABLE OF CONTENTS

ARTICLE I--THE EXCHANGE  1
1.1.  Terms of Exchange  1
1.2.  BCB Stock Options 1
1.3.  No Fractional Interests 2
1.4.  Plan of Acquisition 2
1.5.  Meetings of Stockholders of BCB and GFB  3
1.6.  Certification and Filing of Plan of Acquisition  3
1.7.  Effective Time  3
1.8.  Conflicts  3
1.9.  Directors  4
1.10. BCB as Separate Subsidiary  4
1.11. Issuance and Delivery of GFB Common Stock  4
1.12. Stock Transfer Books  5
1.13. BCB Dissenting Shares  5
1.14  GFB Dissenting Shares  6

ARTICLE II--REPRESENTATIONS AND WARRANTIES OF BCB  6
2.1.  Organization; Good Standing; Power; and
       Qualification  6
2.2.  Capitalization  6
2.3.  BCB Stock Option Plan  6
2.4.  Authority; No Violation. etc.  7
2.5.  Governmental Approvals and Filings  7
2.6.  Equity Investments  8
2.7.  Financial Information  8
2.8.  Regulatory Filings  8
2.9.  Absence of Changes  8
2.10. Agreements, etc.  8
2.11. Absence of Undisclosed Liabilities  9
2.12. Condition of Tangible Assets  9
2.13. Litigation, etc.  9
2.14. Permits, Licenses, etc.  10
2.15. Compliance with Laws  10
2.16. Brokers' or Finders' Fees. etc.  10
2.17. Employees  10
2.18. Name  10
2.19. Environmental Matters  10
2.20. Benefit Plans; Employee Relations  11
2.21. Tax Matters  12
2.22. Insurance  13
2.23. Dealings with Officers and Directors  13
2.24. Securities Exchange Act of 1934  13
2.25. Disclosure Schedule and Other Materials Furnished by BCB 13
2.26. Survival  14

ARTICLE III--REPRESENTATIONS AND WARRANTIES OF GFB  14
3.1.  Organization; Good Standing; Power; and Qualification  14

3.2.  Capitalization  14
3.3.  GFB Stock Option Plans  15
3.4.  Authority; No Violation. etc.  15
3.5.  Governmental Approvals and Filings  16
3.6.  Equity Investments  16
3.7.  Financial Information  17
3.8.  Regulatory Filings  17
3.9.  Absence of Changes  17
3.10. Agreements. etc.  17
3.11. Absence of Undisclosed Liabilities  18
3.12. Condition of Tangible Assets  18
3.13. Litigation. etc.  18
3.14. Permits, Licenses, etc.  18
3.15. Compliance with Laws  19
3.16. Brokers' or Finders' Fees, etc.  19
3.17. Employees  19
3.18. Name  19
3.19. Environmental Matters  19
3.20. Benefit Plans; Employee Relations  20
3.21. Tax Matters  21
3.22. Insurance  22
3.23. Dealings with Officers and Directors  22
3.24. SEC Filings  22
3.25. Disclosure Schedule and Other Materials Furnished by GFB  22
3.26. Survival  23

ARTICLE IV--COVENANTS OF BCB  23
4.1.  Regular Course of Business  23
4.2.  Restricted Activities and Transactions  23
4.3.  Dividends and Distributions; Repurchases  24
4.4.  Advice of Changes  25
4.5.  Acquisition Proposals  25
4.6.  Affiliates  25
4.7.  Consents, Approvals and Filings  25
4.8.  Access to Records and Properties  26

ARTICLE V--COVENANTS OF GFB  26
5.1.  Regular Course of Business  26
5.2.  Restricted Activities and Transactions  26
5.3.  Dividends and Distributions; Repurchases  28
5.4.  Advice of Changes  28
5.5.  Acquisition Proposals  29
5.6.  Consents, Approvals and Filings  29
5.7.  Access to Records and Properties  29
5.8.  Affiliates  30

ARTICLE VI--MUTUAL COVENANTS AND AGREEMENTS  30
6.1.  Confidentiality  30
6.2.  Expenses  31
6.3.  Public Announcements  31
6.4.  Further Assurances  31

6.5.  Post-Effective Time Operations  31
6.6.  GFB 401(k) Plan  31
6.7.  Investment Bankers' Fees  31

ARTICLE VII--PROXY AND REGISTRATION STATEMENTS  31
7.1.  Preparation  31
7.2.  Representations. Warranties and Covenants of BCB  32
7.3.  Representations, Warranties and Covenants of GFB  32
7.4.  Mailings to Stockholders  32
7.5.  Blue Sky  33
7.6.  Tax Opinion  33

ARTICLE VIII--CONDITIONS TO OBLIGATIONS OF GFB  33
8.1.  Representations and Warranties  33
8.2.  Covenants  33
8.3.  Certificates  33
8.4.  Opinion of Counsel  34
8.5.  Affiliates  34
8.6.  Approval of Shareholders of GFB  34
8.7.  Approval of Shareholders of BCB  34
8.8.  No Governmental or Other Proceeding or Litigation   34
8.9.  Approvals and Consents  34
8.10. Registration Statement Effective  34
8.11. Accountants' Opinion  35
8.12. Tax Opinion  35
8.13. Fairness Opinions  35

ARTICLE IX--CONDITIONS TO OBLIGATIONS OF BCB  35
9.1.  Representations and Warranties  35
9.2.  Covenants  35
9.3.  Certificates  35
9.4.  Opinion of Counsel  36
9.5.  Tax Opinion  36
9.6.  Approval of Shareholders of GFB and BCB  36
9.7.  No Governmental or Other Proceeding or Litigation  36
9.8.  Approvals and Consents  36
9.9.  Registration Statement Effective  37
9.10. Fairness Opinions  37
9.11. Accountants' Opinion  37
9.12. Affiliates  37

ARTICLE X--CLOSING  37

ARTICLE XI--TERMINATION; LIQUIDATED DAMAGES  37
11.1.  Termination  37
11.2.  Liquidated Damages  38

ARTICLE XII--MISCELLANEOUS  38
12.1.  Parties in Interest  38
12.2.  Entire Agreement; Amendments  38

12.3.  Headings  38
12.4.  Notices  39
12.5.  Counterparts  39

12.6.  Governing Law  40
12.7.  Gender and Number; Person  40
12.8.  Waivers  40
12.9.  Assignments  40

Signatures 40

Exhibit A - Plan of Acquisition

                      ACQUISITION AGREEMENT

THIS AGREEMENT, made this 16th day of August, 1995, by and between GREAT FALLS BANCORP, a corporation duly organized and existing under the laws of the State of New Jersey (hereinafter referred to as "GFB"), having an address for purposes of this Agreement located at 55 Union Boulevard, Totowa, New Jersey 07512; and BERGEN COMMERCIAL BANK, a Banking Corporation organized and existing under the laws of the State of New Jersey (hereinafter referred to as "BCB"), having an address for purposes of this Agreement located at Two Sears Drive, Paramus, New Jersey 07652;

                      W I T N E S S E T H

WHEREAS, GFB desires to acquire all of the outstanding shares of capital stock of BCB by means of an exchange (the "Exchange") of said shares for shares of the Common Stock of GFB on the terms and conditions hereinafter set forth; and

WHEREAS, the Boards of Directors of GFB and BCB, deeming it advisable for the mutual benefit of GFB, BCB and their respective stockholders, that GFB acquire the outstanding shares of BCB by means of an exchange of shares under the terms and conditions hereinafter set forth, have each by duly adopted resolutions approved this Acquisition Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                              ARTICLE I
                            THE EXCHANGE

1.1. Terms of Exchange. Upon performance in all material respects of all covenants and obligations of the parties contained herein and upon fulfillment in all material respects or waiver of all conditions to the obligations of the parties contained herein, at the Effective Time (as defined in Section 1.7 hereof) and pursuant to N.J.S.A. 17:9A-355 through 17:9A-369, inclusive, the following will occur: Each share of Common Stock of BCB ("BCB Stock") issued and outstanding at the Effective Time, except for perfected Dissenting Shares (as defined in Section 1.12 hereof and subject to Section 1.3 hereof with respect to fractional shares) shall, at said time and without any action on the part of any holder thereof, be exchanged for 1.7 shares (the "Exchange Rate") of Common Stock of GFB ("GFB Stock").

1.2. BCB Stock Options. As of the Effective Time, GFB shall assume the rights and obligations of BCB under those stock options granted by BCB prior to the date hereof with respect to BCB Stock pursuant to the Bergen Commercial Bank Officers Stock Option Plan

(the "BCBStock Option Plan") which are outstanding at the Effective Time ("Assumed Options"), to the extent such options shall not theretofore have been exercised. Pursuant to such assumption, the holder of each Assumed Option shall be entitled, subject to the terms of his or her stock option and compliance with applicable law, to purchase the number of shares (rounded to the nearest whole number) of GFB Stock determined by multiplying the number of shares covered by the Assumed Option by the Exchange Rate; the price per share of GFB Stock under each Assumed Option shall be determined by dividing the price per share of BCB Stock specified in the Assumed Option by the Exchange Rate, so that the aggregate price for all shares covered by the Assumed Option shall remain unchanged. Each Assumed Option shall constitute a continuation of the corresponding stock option issued under the BCB Stock Option Plan substituting
GFB for BCB and GFB Stock for BCB Stock in accordance with the foregoing conversion formula, substituting the price per share determined in accordance with the foregoing formula, and substituting, for purposes of continuing eligibility under the BCB
Stock Option Plan, a relationship with GFB or any of its subsidiaries for a relationship with BCB, effective as of the Effective Time. Except as provided in this Section 1.2, all of the terms and provisions of each Assumed Option shall remain the same, including, but not limited to, the times when the Assumed Option may be exercised. As soon as practicable after the Effective Time, GFB will send written notice of the assumption of the Assumed
Options to each holder thereof. As of the Effective Time, GFB will have taken all corporate and other action necessary to reserve sufficient shares of GFB Stock for issuance upon exercise of the Assumed Options. GFB will prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on the appropriate form relating to issuance upon exercise by the holder thereof of the shares of GFB Stock underlying such Assumed Options and will use its best efforts to have such registration statement declared effective as soon as practicable after the Effective Time, but in no case later than 6 months after the Effective Date.

1.3. No Fractional Interests. Neither certificates nor scrip for fractional interests in shares of GFB Stock will be issued in connection with the Exchange, but in lieu thereof each holder of BCB Stock who would otherwise have been entitled to a fraction of a share of GFB Stock will be paid an amount of cash equal to such fraction multiplied by the average of the final bid prices for shares of GFB Stock on each of the ten (10) business days preceding the Effective Time. All shares of BCB Stock held by each record holder shall be aggregated before determining the need to pay cash in lieu of fractional shares.

1.4. Plan of Acquisition. A Plan of Acquisition prepared in accordance with N.J.S.A. 17:9A-357, in the form of Exhibit A hereto, describing the Exchange and related actions contemplated by this Article I, shall be executed by the parties hereto and submitted to the Commissioner of Banking of the State of New

Jersey (the "Commissioner") in accordance with N.J.S.A. 17:9A-
358.

1.5.  Meetings of Stockholders of BCB and GFB.

(a) The Board of Directors of BCB shall duly call, and cause to be held, a special meeting of the stockholders of BCB and shall direct that the Plan of Acquisition and this Acquisition Agreement be submitted to said stockholders for the purpose of adopting and approving the same, subject to prior approval of the Plan of Acquisition by the Commissioner and all other required regulatory approvals. The Board of Directors of BCB shall, consistent with their fiduciary duties, recommend that the stockholders of BCB vote to adopt and approve the Plan of Acquisition and this Acquisition Agreement. GFB and BCB shall cooperate in soliciting proxies from stockholders of BCB in favor of approval of the Plan of Acquisition and this Acquisition Agreement.

(b) The Board of Directors of GFB shall duly call, and cause to be held, a special meeting of the stockholders of GFB and shall direct that the Plan of Acquisition and this Acquisition Agreement be submitted to said stockholders for the purpose of adopting and approving the same, subject to approval of the Plan of Acquisition by the Commissioner and all other required regulatory approvals. The Board of Directors of GFB shall, consistent with their fiduciary duties, recommend that the stockholders of GFB vote to adopt and approve the Plan of Acquisition and this Acquisition Agreement. BCB and GFB shall cooperate in soliciting proxies from stockholders of GFB in favor of approval of the Plan of Acquisition and this Acquisition Agreement.

1.6. Certification and Filing of Plan of Acquisition. In the event that the Plan of Acquisition and this Acquisition Agreement are approved by 2/3 of the capital stock of BCB entitled to vote, as required under N.J.S.A. 17:9A-359, such approval shall be promptly certified by the president or a vice president of BCB and the certifications shall be attached to the Plan of Acquisition. Thereafter, upon satisfaction or waiver of all conditions specified in Article VIII and Article IX hereof, the Plan of Acquisition shall be filed in the Department of Banking of the State of New Jersey, all as provided in N.J.S.A. 17:9A-359.

1.7. Effective Time. The date and time at which the Exchange shall become effective (the "Effective Time") shall be 11:59 p.m. on the last day of the calendar month during which the Plan of Acquisition is filed with the Department of Banking of the State of New Jersey in accordance with N.J.S.A. 17:9A-359 following the Closing contemplated by Article X hereof.

1.8. Conflicts. The provisions of this Article I, and all other terms and conditions set forth in this Acquisition Agreement, are intended to be consistent with the Plan of Acquisition. In the event that there is any inconsistency between the provisions of this Acquisition Agreement and the provisions of the Plan of Acquisition, the latter shall govern.

1.9. Directors. Within ten (10) days following the Effective Time, the Board of Directors of GFB shall amend the By-Laws of GFB in order to increase the number of directors of GFB from 7 to 10 and, consistent with their fiduciary duties, shall elect Anthony M. Bruno, Jr., C. Mark Campbell and Charles J. Volpe to fill the three
new directorships.   In the event that one or more of Anthony M.
Bruno, Jr., C. Mark Campbell and Charles J. Volpe is unable to take office, the Board of Directors of BCB shall designate a substitute, acceptable to GFB, to be elected in his place by the Board of Directors of GFB, consistent with their fiduciary duties.

1.10. BCB as Separate Subsidiary. Upon the Effective Time, BCB, pursuant to N.J.S.A. 17:9A-356 et. seq. shall become a wholly owned subsidiary of GFB. The Board of Directors of BCB immediately prior to the Effective Time shall continue to be the Board of Directors of BCB immediately after the Effective Time, the executive officers of BCB immediately prior to the Effective Time shall continue to be the executive officers of BCB immediately after the Effective Time, and the Certificate of Incorporation and Bylaws of BCB as in existence immediately prior to the Effective Time shall continue to be the Certificate of Incorporation and Bylaws of BCB immediately after the Effective Time. It is the present intention of GFB to maintain the separate corporate existence of BCB following the Effective Time. Provided, however, that nothing herein shall be construed to limit the right of GFB to remove and/or replace any or all of the directors and executive officers of BCB following the Effective Time, to amend the Certificate of Incorporation and Bylaws of BCB following the Effective Time, to terminate the separate corporate existence of BCB following the Effective Time, or otherwise to limit the rights and prerogatives of GFB as stockholder of BCB following the Effective Time.

1.11.  Issuance and Delivery of GFB Common Stock.

(a) As soon as practicable after the Effective Time, GFB will send written notice to each record holder of certificates representing shares of BCB Stock immediately prior to the Effective Time ("Old Certificates"), which notice shall state the number of shares of GFB Stock for which such holder's shares of BCB Stock have been exchanged.

(b) Thereafter, upon surrender for cancellation to GFB of one or more Old Certificates (or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or bond as may be reasonably required in each case by GFB), GFB shall cause to be issued and delivered to the holder of each surrendered Old
Certificate a New Certificate representing the appropriate number of shares of GFB Stock, together with checks for payment of cash in lieu of fractional interests to be issued in respect of the Old
Certificates.

(c) Until an outstanding Old Certificate has been surrendered and exchanged as herein provided for a New Certificate (or until such time as the record holder of an outstanding Old Certificate shall have delivered an appropriate affidavit of loss and indemnity agreement and/or bond as may be reasonably required by GFB), such outstanding Old Certificate shall be deemed for all corporate purposes of GFB, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of GFB Stock which were exchanged for the shares of BCB Stock formerly evidenced by the Old Certificate. No dividends (whether payable in cash, stock or otherwise) or other distributions which are declared on GFB Stock will be paid to any person otherwise entitled to receive the same until such person's Old Certificates have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends and other distributions, if any, payable from and after the Effective Time will be paid to such person. In no event shall any person entitled to receive such dividends or other distributions be entitled to receive interest thereon.

1.12. Stock Transfer Books. At the Effective Time, the stock transfer books of BCB shall be closed and no transfer of BCB Stock shall thereafter be made.

1.13.  BCB Dissenting Shares.

(a) Each outstanding share of BCB Stock, the holder of which has, prior to the taking of the vote at the meeting of stockholders of BCB contemplated by Section 1.5 hereof, filed with BCB a written notice pursuant to N.J.S.A. 17:9A-360 that he is dissenting and stating that he intends to demand payment for his shares if the Plan of Acquisition becomes effective, is herein called a "BCB Dissenting Share". BCB Dissenting Shares, the holders of which have made written demand on BCB for the payment of the fair value of such shares within 20 days after the mailing of notice to them by BCB that the Plan of Acquisition has been approved and thereafter have submitted their stock certificate or certificates to BCB within 20 days after demanding payment of the fair value of such shares, all as provided in N.J.S.A. 17:9A-360, are herein called "Perfected BCB Dissenting Shares." Perfected BCB Dissenting Shares shall not be converted into GFB Stock pursuant to Section
1.1 hereof, but the holders thereof shall be entitled only to such rights as are granted by N.J.S.A. 17:9A-360 through 17:9A-369, inclusive.

(b) BCB will give GFB (i) prompt notice of any written objections, notices, withdrawals of objections or notices and any other instruments served pursuant to N.J.S.A. 17:9A-360 through 17:9A-369, inclusive, and received by BCB, and (ii) the opportunity to direct all negotiations with and proceedings with respect to holders of BCB Dissenting Shares. BCB will not, except with the prior written consent of GFB, (i) voluntarily make any payment with respect to any demands for payment for shares under N.J.S.A. 17:9A-360 or (ii) settle or offer to settle any such demands.

1.14 GFB Dissenting Shares. The shareholders of GFB shall have such rights to dissent from the Exchange as are provided in Chapter 11 of the New Jersey Business Corporation Act.


                           ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF BCB

BCB hereby represents and warrants to GFB as follows:

2.1. Organization; Good Standing; Power; and Qualification. BCB is a commercial bank duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power and authority to own, lease and operate its properties, and to conduct its business as it is now being conducted. Item 2.1(a) of the BCB Disclosure Schedule contains a list of all of BCB's direct and indirect subsidiaries (the "BCB Subsidiaries"). Each BCB Subsidiary is duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power and authority to own, lease and operate its properties, and to conduct its business as it is now being conducted. BCB has heretofore delivered to GFB true and complete copies of the Certificates of Incorporation and By-Laws, as amended to the date hereof, of BCB and each BCB Subsidiary. Each of BCB and the BCB Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in each state or other jurisdiction in which the nature of its business or operations requires such qualification or licensing. Item 2.1(b) of the BCB Disclosure Schedule contains a list of all foreign jurisdictions in which BCB and each BCB Subsidiary is qualified or licensed to do business.

2.2. Capitalization. The authorized capital stock of BCB consists of 2,000,000 shares of Common Stock, of which 369,733 shares are issued and outstanding and no shares are held by BCB as treasury stock. BCB has no outstanding convertible securities, warrants, options, rights, calls or other commitments of any nature to issue or sell its capital stock, other than stock options granted under the BCB Stock Option Plan. All of the issued and outstanding capital stock of each BCB Subsidiary is owned, directly or indirectly, by BCB.

2.3.  BCB Stock Option Plan.  Stock options outstanding under the
BCB Stock Option Plan entitle the holders thereof (subject to applicable vesting provisions) to purchase an aggregate of 1,464 shares of BCB Stock at a weighted average price of $18.23 per share. Item 2.3 of the BCB Disclosure Schedule contains a true and complete list of each holder of stock options granted under the BCB
Stock Option Plan, the number of shares under options to each such holder, the exercise price of each such option and the dates on which each such option granted to such holder becomes exercisable and the date on which each such option terminates. BCB has heretofore delivered to GFB a true and complete copy of the BCB
Stock Option Plan, as amended to the date hereof, together with a specimen stock option.

2.4. Authority; No Violation. etc. Subject to the approval of this Acquisition Agreement and the Plan of Acquisition by the shareholders of BCB, and subject to the parties obtaining all necessary regulatory approvals, BCB has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and performance by BCB of its obligations hereunder have been duly approved and authorized by all requisite corporate action of BCB, subject to the shareholder approval contemplated by Section 1.5(a) hereof and the parties obtaining all necessary regulatory approvals. This Agreement has been duly executed and delivered by BCB and, subject as aforesaid, constitutes the legal, valid and binding agreement of BCB. Except for matters disclosed in Item 2.4 of the BCB Disclosure Schedule, neither the execution and delivery of this Agreement by BCB nor compliance by BCB with any of the provisions hereof will (a) conflict with or result in a breach of any provision of BCB's Certificate of Incorporation, (b) violate, or result with the passage of time in a violation of, or cause a default or acceleration under, or give rise to any right to termination, cancellation or acceleration (whether immediately, or after the giving of notice, or after the passage of time, or a combination thereof) under, or result in the creation of any lien, charge or encumbrance on any assets of BCB or any BCB Subsidiary pursuant to, any of the terms, conditions or provisions of any agreement, instrument or obligation to which BCB or any BCB Subsidiary is a party, or by which it or any of its properties or assets may be bound, and which would have or might reasonably be expected to have a material adverse effect on the financial conditions or results of operations of BCB and the BCB Subsidiaries, taken as a whole, or (c) violate any Federal or state statute, rule or regulation or judgment, order, writ, injunction or decree of any Federal or state court, administrative agency or governmental body, in each case applicable to BCB or any BCB Subsidiary, or any of their properties or assets, and which violation would have, or might reasonably be expected to have, a material adverse effect on the financial condition or results of operations of BCB and the BCB Subsidiaries, taken as a whole, or otherwise require any filing with, or obtaining any permit, authorization, consent or approval of, any Federal, State or local public body, commission or authority, including without limitation the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et. seq.), except those approvals and authorizations specified in
Section 2.5 hereof.

2.5. Governmental Approvals and Filings. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority is required in order to (a) authorize the Exchange or (b) prevent the termination of any material right, privilege, license or agreement of BCB or any BCB
Subsidiary, or to prevent any material loss to BCB or any BCB Subsidiary or their businesses, taken as a whole, by reason of said Exchange, except (i) compliance with N.J.S.A. 17:9A-355 through 17:9A-369, inclusive, including approval by the Commissioner and filing of the Plan of Acquisition, certified as having been approved by the stockholders of BCB, (ii) compliance with the Federal Bank Holding Company Act, including approval by the Federal Reserve Bank of New York, and the expiration of any required waiting period, and (iii) the requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and any applicable state securities laws.

2.6. Equity Investments. Except as set forth in Item 2.6 of the BCB Disclosure Schedule, BCB does not own, directly or indirectly, any voting shares of any company.

2.7. Financial Information. BCB has delivered to GFB the audited consolidated statements of condition of BCB and its consolidated subsidiaries as of December 31, 1994 and December 31, 1993, the related audited consolidated statements of income and cash flows for each of the three years ended December 31, 1994 (including the notes thereto), the consolidated unaudited statement of condition of BCB and its consolidated subsidiaries as at June 30, 1995, and the related unaudited consolidated statements of income and cash flows for the six months then ended. All of such financial statements, with the related notes thereto (i) are in accordance with the books of BCB, (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except if and as otherwise indicated therein and (iii) fairly present the financial position of BCB at such dates and the results of its operations and the cash flows for the respective periods indicated therein, except, in the case of the unaudited statements, for normal year-end adjustments. The copies of the corporate income tax returns of BCB for the 12 month periods ended December 31, 1994 and December 31, 1993 which have been delivered to GFB are each true, correct and complete.

2.8. Regulatory Filings. BCB has delivered to GFB true and complete copies of all reports filed by BCB with the New Jersey
Department of Banking and the Federal Deposit Insurance Corporation during the past 36 months.

2.9. Absence of Changes. Except for matters described in Item 2.9 of the BCB Disclosure Schedule, since June 30, 1995, there has been no material adverse change in the assets, properties, business or condition, financial or otherwise, of BCB and the BCB Subsidiaries, taken as a whole.

2.10. Agreements, etc. Item 2.10(a) of the BCB Disclosure Schedule contains a true and complete list of every agreement, to which BCB or a BCB Subsidiary is a party or by which BCB or a BCB Subsidiary is bound, which is performable in the future and which, together with all other contracts of the same or similar nature, provides for the future obligation to pay or receive more than $25,000.00 or is otherwise material to the business of BCB and the BCB Subsidiaries, taken as a whole, including but not limited to
(a) the leases of BCB's headquarters and branches, (b) any agreements for the sale of any assets of BCB other than in the ordinary course of business and (c) any agreements pursuant to which BCB or a BCB Subsidiary has borrowed money or may in the future borrow money; provided, however, that such Item need not list outstanding loans to unaffiliated persons made by BCB or loan commitments and credit facilities pursuant to which BCB may be obligated to lend money to unaffiliated persons. Except for matters listed in Item 2.10(b) of the BCB Disclosure Schedule, BCB and the BCB Subsidiaries have performed all obligations to be performed by it to date under all contracts and other agreements listed in Item 2.10(a) of the BCB Disclosure Schedule and is not in default thereunder; and, to the best knowledge of BCB, there exists no default, or any event which upon the giving of notice or the passage of time would give rise to any default, in the performance of any obligation to be performed by any other party to any such contract or other agreement.

2.11. Absence of Undisclosed Liabilities. BCB and the BCB Subsidiaries do not have any material liabilities (whether matured or unmatured, accrued, absolute or contingent or otherwise) which were not reflected, reserved against, accrued for or otherwise disclosed on BCB's balance sheet dated as at June 30, 1995, except for obligations to perform the contracts and the agreements listed on Item 2.10(a) of the BCB Disclosure Schedule in accordance with their respective terms.

2.12.  Condition of Tangible Assets.  Those assets of BCB and the
BCB Subsidiaries that are tangible property are in generally good operating condition and repair.

2.13. Litigation, etc. Except for matters listed on Item 2.13 of the BCB Disclosure Schedule: (a) there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the best knowledge of BCB threatened, against BCB or any of the BCB Subsidiaries, whether at law or in equity, whether civil or criminal in nature or whether before or by any Federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to BCB or any of the BCB Subsidiaries, would have, or could reasonably be expected to have, a material adverse effect on the financial condition or results of operations of BCB and the BCB Subsidiaries, taken as a whole; and (b) there are no existing unsatisfied judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against BCB or any of the BCB Subsidiaries which could have, or could reasonably be expected to have, a material adverse effect on the financial condition or results of operations of BCB and the BCB Subsidiaries, taken as a whole. No petition for bankruptcy, voluntary or involuntarily, has been filed by or against BCB or any of the BCB Subsidiaries, neither BCB nor any of the BCB Subsidiaries has made any assignment for the benefit of its creditors and no receiver has been appointed for BCB or any BCB Subsidiary or any of their assets.

2.14. Permits, Licenses, etc. Item 2.14 of the BCB Disclosure Schedule contains a list of all licenses, permits, orders and approvals issued by any department, commission, agency or other instrumentality of any federal, state, county or local government which pertains to the business conducted by BCB and the BCB Subsidiaries, the absence, revocation or non-renewal of which would have, or could reasonably be expected to have, a material adverse effect on the financial condition or results of operations of BCB and the BCB Subsidiaries, taken as a whole.

2.15. Compliance with Laws. Neither BCB nor any of the BCB Subsidiaries is in violation, in any respect material to the business or assets of BCB and the BCB Subsidiaries, taken as a whole, of any federal, state, county or local law, ordinance, regulation or order applicable to the business conducted by it. BCB and each of the BCB Subsidiaries has all licenses, permits, orders and approvals of any governmental or regulatory body which are required for the conduct of the business conducted by it and which, if not held by it, could reasonably be expected to have a material adverse effect upon the business or assets of BCB and the BCB Subsidiaries, taken as a whole (collectively, "Required Permits"). All such Required Permits are in full force and effect, no violations are or have been reported in respect of any Required Permit and no proceeding is pending, or to the knowledge of BCB threatened, to revoke or limit any such Required Permit.

2.16. Brokers' or Finders' Fees. etc. No agent, broker, investment banker, person or firm acting on behalf of BCB or under the authority of BCB is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from GFB in connection with any of the transactions contemplated hereby, except for fees payable to Capital Consultants of Princeton, Inc. in connection with their rendering of the fairness opinions contemplated by Sections 8.13 and 9.10 hereof, which fees shall, in accordance with Section 6.7 hereof, be the sole responsibility of BCB.

2.17. Employees. BCB has heretofore delivered to GFB a true and complete list of the names, positions and rates of compensation of all employees of BCB and the BCB Subsidiaries.

2.18. Name. During the last 3 years BCB has used no business name other than the name Bergen Commercial Bank and the names of the BCB Subsidiaries.

2.19. Environmental Matters. BCB and the BCB Subsidiaries have never engaged in any use or operation involving the storage, manufacture, generation or transportation of hazardous substances, and there are no hazardous substances located on any properties owned or operated by BCB or the BCB Subsidiaries, including but not limited to the premises in which the business of BCB is conducted. Each of BCB and the BCB Subsidiaries is in compliance with all environmental laws, rules and regulations applicable to it or its properties. Neither BCB nor any of the BCB Subsidiaries has received notice of any violation of any such law, rule or regulation or of any enforcement action by any governmental agency or authority pertaining to BCB or any of the BCB Subsidiaries or any property now or heretofore owned or operated by any of them. Neither BCB nor any of the BCB Subsidiaries has received notice of, and is not otherwise aware of, any spills, releases or discharges of hazardous substances on or from any property now or heretofore owned or operated by BCB or any of the BCB Subsidiaries. For purposes of this Agreement, the term "hazardous substances" includes all substances defined as such under either the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C.A. 9601 et. seq.) or the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K et. seq.).

2.20.  Benefit Plans; Employee Relations.

(a) Except as set forth in Item 2.20(a) of the BCB Disclosure Schedule, (i) each of BCB and the BCB Subsidiaries is in material compliance with all applicable Federal, state, local and foreign laws and regulations respecting employment and employment practices, and terms and conditions of employment and wages and hours, (ii) no collective bargaining agreement presently covers (nor has any, in the past, covered) any employees of BCB or any of the BCB Subsidiaries, nor is any currently being negotiated by BCB or any of the BCB Subsidiaries, nor is BCB or any of the BCB Subsidiaries a party to any other written contract with or material enforceable oral commitment to any labor union, (iii) there is no unfair labor practice complaint against BCB or any of the BCB Subsidiaries pending before the National Labor Relations Board or any comparable state, local or foreign agency, and (iv) there is no labor strike, dispute, slowdown, stoppage or organizational effort actually pending or, to the best knowledge of BCB, threatened against or involving BCB or any of the BCB Subsidiaries.

(b) Item 2.20(b) of the BCB Disclosure Schedule contains a true and complete list of all written contracts with, or oral commitments for the employment, retention or payment of any severance or other benefit to, any employee, consultant or other person.

(c) Item 2.20(c) of the BCB Disclosure Schedule contains a true and complete list of all Employee Pension Benefit Plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), all Employee Welfare Benefit Plans (as defined in
Section 3(l) of ERISA), all incentive compensation plans (including the BCB Stock Option Plan) and all other employee benefit programs maintained by BCB and the BCB Subsidiaries in respect of their employees (other than normal policies concerning vacations, holidays and salary continuation during short absences for illness or other reasons) (all of the foregoing appearing on such list being herein sometimes collectively referred to as "Employee
Benefit Programs"). BCB has heretofore delivered to GFB true and complete copies of all plan texts and other agreements adopted in connection with the Employee Benefit Programs (including separation policies). With respect to such plans, Item 2.20(c) of the BCB
Disclosure Schedule contains a true and complete list of (and BCB has heretofore delivered to GFB true and complete copies of):

(i) the most recent Internal Revenue Service ("IRS") determination letter relating to each of the Employee Pension Benefit Plans listed in such Item 2.20(c) (the "BCB Retirement Plans");

(ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules of each of the Employee Welfare Benefit Plans listed in such Item (the "BCB Welfare Plans") and each of BCB's Retirement Plans, as filed pursuant to applicable law;

(iii) the Summary Plan Description (as currently in effect) distributed to employees for all of BCB's Retirement Plans and Welfare Plans; and

(iv) the most recent actuarial report received with respect to each of BCB's Retirement Plans that is a defined benefit plan.

(d) Except as disclosed in Item 2.20(d) of the BCB Disclosure Schedule, (i) BCB's Retirement Plans are in substantial compliance with ERISA and will constitute qualified plans under the Internal Revenue Code of 1986 immediately prior to the Effective Time, (ii) no material violation of ERISA has occurred in connection with the administration of any of BCB's Retirement Plans or any of BCB's Welfare Plans, (iii) there are no actions, suits or claims pending or, to the BCB's best knowledge, threatened against any of BCB's Retirement Plans or Welfare Plans, or any administrator of fiduciary thereof, (iv) with respect to each of BCB's Retirement Plans and Welfare Plans as to which an Annual Report is required to be filed, no liabilities as of the date of the most recent Annual Report relating to such Plan exist unless specifically referred to in such Annual Report, and no materially adverse change has occurred with respect to the financial materials covered by such Annual Report since the date thereof, (v) no accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code of 1986) exists with respect to any of BCB's Retirement Plans and (vi) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any of BCB's Retirement Plans that are subject to Title IV of ERISA. All of BCB's Welfare Plans are either self-funded, or are funded through a contract with an insurance company.

2.21. Tax Matters. Each of BCB and the BCB Subsidiaries has filed all Federal, state, local and foreign income and other tax returns, required to be filed by it, and each such return is complete and accurate in all material respects. Each of BCB and the BCB Subsidiaries has paid all taxes of any nature whatsoever, with any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax") that are shown on such tax returns as due and payable on or before the date hereof, other than such Taxes as are being contested in good faith and which are listed in Item 2.21 of the BCB Disclosure Schedule. The provisions for current and deferred Taxes reflected on the consolidated statement of condition of BCB and its consolidated subsidiaries as at June 30, 1995 are sufficient in all material respects. Except as set forth in Item 2.21 of the BCB Disclosure Schedule, there are no claims or assessments pending against BCB or any of the BCB
Subsidiaries for any alleged deficiency in Tax, and BCB does not know of any threatened Tax claims or assessments against it or any of the BCB Subsidiaries, which, in either case, involve amounts either singly or in the aggregate in excess of $25,000.00.

2.22. Insurance. Item 2.22 of the BCB Disclosure Schedule contains a true and complete list of all policies of liability, theft, fidelity, property damage and other forms of insurance held by BCB and the BCB Subsidiaries (specifying the insurer, amount of coverage, annual premium, type of insurance, policy number and any pending material claims thereunder). The policies listed in such
Item 2.22 are outstanding and duly in force and all premiums with
respect to such policies are currently paid.   Except as set forth
in such Item 2.22, neither BCB nor any of the BCB Subsidiaries has, during the past three fiscal years, been denied or had revoked or rescinded any policy of insurance.

2.23. Dealings with Officers and Directors. Except as set forth in Item 2.23 of the BCB Disclosure Schedule, there is no present transaction, business relationship or indebtedness involving BCB or any of the BCB Subsidiaries which is of a type described in Item 404 of Regulation S-K (promulgated by the Securities and Exchange Commission) or which is a "covered transaction" as that term is defined in Section 23A of the Federal Reserve Act (12 U.S. Code
371c), as amended, nor is BCB or any of the BCB Subsidiaries a party to any agreement or understanding which provides for or contemplates such a transaction, business relationship or indebtedness in the future. Except for the Employee Benefit Programs referred to in Section 2.20, neither BCB nor any of the BCB Subsidiaries is a party to any agreement involving payments to any person or entity based on the profits or gross revenues of BCB or any of the BCB Subsidiaries.

2.24.  Securities Exchange Act of 1934.  No securities issued by
BCB, including but not limited to BCB Stock, are registered under the Securities Exchange Act of 1934, and no such securities are required to be registered under said Act.

2.25. Disclosure Schedule and Other Materials Furnished by BCB. The disclosure schedule delivered simultaneously with this Agreement by BCB to GFB and identified and initialed as such by an officer of BCB (the "BCB Disclosure Schedule"), together with any materials furnished to GFB by BCB and referred to in this Article II, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact which is necessary to make the statements contained therein not misleading. Any disclosure made in any Item of the BCB Disclosure Schedule shall be deemed made for purposes of all other applicable Items in the BCB Disclosure Schedule.

2.26. Survival. The representations and warranties of BCB contained in this Article II shall not survive the Closing.

                         ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF GFB

GFB hereby represents and warrants to BCB as follows:

3.1. Organization; Good Standing; Power; and Qualification. GFB is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power and authority to own, lease and operate its properties, and to conduct its business as it is now being conducted. Item 3.1(a) of the GFB Disclosure Schedule contains a list of all of GFB's direct and indirect subsidiaries (the "GFB Subsidiaries"). Each GFB Subsidiary is duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power and authority to own, lease and operate its properties, and to conduct its business as it is now being conducted. GFB has heretofore delivered to BCB true and complete copies of the Certificates of Incorporation and By-Laws, as amended to the date hereof, of GFB and each GFB Subsidiary. Each of GFB and the GFB Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in each state or other jurisdiction in which the nature of its business or operations requires such qualification or licensing. Item 3.1(b) of the GFB Disclosure Schedule contains a list of all foreign jurisdictions in which GFB and each GFB Subsidiary is qualified or licensed to do business.

3.2. Capitalization. The authorized capital stock of GFB consists of 1,000,000 shares of Preferred Stock, without par value, of which no shares are issued and outstanding and no shares are held by GFB as treasury stock, and 4,000,000 shares of Common Stock, of which 1,069,750 shares were issued and outstanding as of August 9, 1995 and 0 shares are held by GFB as treasury stock. GFB has no outstanding convertible securities, warrants, options, rights, calls or other commitments of any nature to issue or sell its capital stock, other than stock options granted under GFB's 1985 Incentive Stock Option Plan, GFB's 1988 Nonstatutory Stock Option Plan, GFB's 1993 Stock Option Plan and GFB's 1995 Stock Option Plan (collectively, the "GFB Stock Option Plans") and Cancellable Mandatory Stock Purchase Contracts issued in December, 1993. All of the issued and outstanding capital stock of each GFB

Subsidiary is owned, directly or indirectly, by GFB.

3.3. GFB Stock Option Plans. Stock options outstanding under GFB's 1985 Incentive Stock Option Plan entitle the holders thereof (subject to applicable vesting provisions) to purchase an aggregate
of 0 shares of GFB Stock.   Stock options outstanding under GFB's
1988 Nonstatutory Stock Option Plan entitle the holders thereof (subject to applicable vesting provisions) to purchase an aggregate of 56,988 shares of GFB Stock at a weighted average price of $9.23 per share. Item 3.3(a) of the GFB Disclosure Schedule contains a true and complete list of each holder of stock options granted under GFB's 1988 Nonstatutory Stock Option Plan, the number of shares under options to each such holder, the exercise price of each such option and the dates on which each such option granted to such holder becomes exercisable and the date on which each such option terminates. Stock options outstanding under GFB's 1993 Stock Option Plan entitle the holders thereof (subject to applicable vesting provisions) to purchase an aggregate of 10,648 shares of GFB Stock at a weighted average price of $7.51 per share.
Item 3.3(b) of the GFB Disclosure Schedule contains a true and complete list of each holder of stock options granted under GFB's 1993 Stock Option Plan, the number of shares under options to each such holder, the exercise price of each such option and the dates on which each such option granted to such holder becomes exercisable and the date on which each such option terminates. Stock options outstanding under GFB's 1995 Stock Option Plan entitle the holders thereof (subject to applicable vesting provisions) to purchase an aggregate of 29,700 shares of GFB Stock at a weighted average price of $11.36 per share. Item 3.3(c) of the GFB Disclosure Schedule contains a true and complete list of each holder of stock options granted under GFB's 1995 Stock Option Plan, the number of shares under options to each such holder, the exercise price of each such option and the dates on which each such option granted to such holder becomes exercisable and the date on which each such option terminates. GFB has heretofore delivered to BCB a true and complete copy of each of the GFB Stock Option Plans, as amended to the date hereof, together with a specimen of the stock options issued under each of said plans.

3.4.  Authority; No Violation. etc.   Subject to the approval of
this Acquisition Agreement and the Plan of Acquisition by the shareholders of GFB, and subject to the parties obtaining all necessary regulatory approvals, GFB has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and performance by GFB of its obligations hereunder have been duly approved and authorized by all requisite corporate action of GFB, subject to obtaining shareholder approval and the parties obtaining all necessary regulatory approvals. This Agreement has been duly executed and delivered by GFB and, subject as aforesaid, constitutes the legal, valid and binding agreement of GFB. Neither the execution and delivery of this Agreement by GFB nor compliance by GFB with any of the provisions hereof will (a) conflict with or result in a breach of any provision of GFB's Certificate of Incorporation, (b) violate, or result with the passage of time in a violation of, or cause a default or acceleration under, or give rise to any right to termination, cancellation or acceleration
(whether immediately, or after the giving of notice, or after the passage of time, or a combination thereof) under, or result in the creation of any lien, charge or encumbrance on any of assets of GFB or any GFB Subsidiary pursuant to any of the terms, conditions or provisions of any agreement, instrument or obligation to which GFB or any GFB Subsidiary is a party, or by which it or any of its properties or assets may be bound, and which would have or might reasonably be expected to have a material adverse effect on the financial conditions or results of operations of GFB and the GFB
Subsidiaries, taken as a whole, or (c) violate any Federal or state statute, rule or regulation or judgment, order, writ, injunction or decree of any Federal or state court, administrative agency or governmental body, in each case applicable to GFB or any GFB
Subsidiary, or any of their properties or assets, and which violation would have, or might reasonably be expected to have, a material adverse effect on the financial condition or results of operations of GFB and the GFB Subsidiaries, taken as a whole, or otherwise require any filing with, or obtaining any permit, authorization, consent or approval of, any Federal, State or local public body, commission or authority, including without limitation the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et.
seq.), except those approvals and authorizations specified in
Section 3.5 hereof.

3.5. Governmental Approvals and Filings. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority is required in order to (a) authorize the Exchange or (b) prevent the termination of any material right, privilege, license or agreement of GFB or any GFB Subsidiary, or to prevent any material loss to GFB or any GFB Subsidiary or their businesses, taken as a whole, by reason of said Exchange, except (i) compliance with N.J.S.A. 17:9A-355 through 17:9A-369, inclusive, including approval by the Commissioner and filing of the Plan of Acquisition, certified as having been approved by the stockholders of BCB, (ii) compliance with the Federal Bank Holding Company Act, including approval by the Federal Reserve Bank of New York, and the expiration of any required waiting period, and (iii) the requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and any applicable state securities laws.

3.6. Equity Investments. Except as set forth in Item 3.6 of the GFB Disclosure Schedule, GFB does not own, directly or indirectly, any voting shares of any company other than the GFB Subsidiaries.

3.7. Financial Information. GFB has delivered to BCB the audited consolidated statements of condition of GFB and its consolidated subsidiary as of December 31, 1994 and December 31, 1993, the related audited consolidated statements of income and cash flows for each of the three years ended December 31, 1994 (including the notes thereto), the unaudited consolidated statement of condition of GFB and its consolidated subsidiary as at June 30, 1995, and the related unaudited consolidated statements of income and cash flows for the six months then ended. All of such financial statements, with the related notes thereto (i) are in accordance with the books of GFB and its consolidated subsidiaries, (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except if and as otherwise indicated therein and (iii) fairly present the consolidated financial position of GFB and its consolidated subsidiaries at such dates and the results of their operations and cash flows for the respective periods indicated therein, except, in the case of the unaudited statements, for normal year-end adjustments. The copies of the consolidated corporate income tax returns of GFB and its consolidated subsidiaries for the 12 month periods ended December 31, 1994 and December 31, 1993 which have been delivered to BCB are each true, correct and complete.

3.8. Regulatory Filings. GFB has made available for inspection by BCB true and complete copies of all reports filed by GFB and Great Falls Bank with the New Jersey Department of Banking and the
Federal Reserve Board during the past 36 months.

3.9. Absence of Changes. Except for matters described in Item 3.9 of the GFB Disclosure Schedule, since June 30, 1995, there has been no material adverse change in the assets, properties, business or condition, financial or otherwise, of GFB and the GFB Subsidiaries, taken as a whole.

3.10.  Agreements. etc.  Item 3.10(a) of the GFB Disclosure
Schedule contains a true and complete list of every agreement, to which GFB or a GFB Subsidiary is a party or by which GFB or a GFB
Subsidiary is bound, which is performable in the future and which, together with all other contracts of the same or similar nature, provides for the future obligation to pay or receive more than $25,000.00 or is otherwise material to the business of GFB and the GFB Subsidiaries, taken as a whole, including but not limited to
(a) leases of bank branches, (b) any agreements for the sale of assets other than in the ordinary course of business and (c) any agreements pursuant to which GFB or a GFB Subsidiary has borrowed money or may in the future borrow money; provided, however, that such Item need not list outstanding loans to unaffiliated persons made by Great Falls Bank or loan commitments and credit facilities pursuant to which Great Falls Bank may be obligated to lend money to unaffiliated persons. Except for matters listed in Item 3.10(b) of the GFB Disclosure Schedule, GFB and the GFB Subsidiaries have performed all obligations to be performed by them to date under all contracts and other agreements listed in Item 3.10(a) of the GFB Disclosure Schedule and is not in default thereunder; and, to the best knowledge of GFB, there exists no default, or any event which upon the giving of notice or the passage of time would give rise to any default, in the performance of any obligation to be performed by any other party to any such contract or other agreement.

3.11. Absence of Undisclosed Liabilities. GFB and the GFB Subsidiaries do not have any liabilities (whether matured or unmatured, accrued, absolute or contingent or otherwise), which are material to their businesses or assets, taken as a whole, and which were not reflected, reserved against, accrued for or otherwise disclosed on the consolidated balance sheet of GFB and its consolidated subsidiaries dated as at June 30, 1995, except for obligations to perform the contracts and the agreements listed on
Item 3.10(a) of the GFB Disclosure Schedule in accordance with their respective terms.

3.12.  Condition of Tangible Assets.  Those assets of GFB and the
GFB Subsidiaries that are tangible property are in generally good operating condition and repair.

3.13. Litigation. etc. Except for matters listed on Item 3.13 of the GFB Disclosure Schedule: (a) there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the best knowledge of GFB threatened, against GFB or any of the GFB Subsidiaries, whether at law or in equity, whether civil or criminal in nature or whether before or by any Federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to GFB or any of the GFB Subsidiaries, would have, or could reasonably be expected to have, a material adverse effect on the financial condition or results of operations of GFB and the GFB Subsidiaries, taken as a whole; and (b) there are no existing unsatisfied judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against GFB or any of the GFB Subsidiaries which could have, or could reasonably be expected to have, a material adverse effect on the financial condition or results of operations of GFB and the GFB Subsidiaries, taken as a whole. No petition for bankruptcy, voluntary or involuntarily, has been filed by or against GFB or any of the GFB Subsidiaries, neither GFB nor any of the GFB Subsidiaries has made any assignment for the benefit of its creditors and no receiver has been appointed for GFB or any GFB Subsidiary or any of their assets.

3.14. Permits, Licenses, etc. Item 3.14 of the GFB Disclosure Schedule contains a list of all licenses, permits, orders and approvals issued by any department, commission, agency or other instrumentality of any federal, state, county or local government which pertains to the businesses conducted by GFB and the GFB Subsidiaries, the absence, revocation or non-renewal of which would have, or could reasonably be expected to have, a material adverse effect on the financial condition or results of operations of GFB and the GFB Subsidiaries, taken as a whole.

3.15. Compliance with Laws. Neither GFB nor any of the GFB Subsidiaries is in violation, in any respect material to the business or assets of GFB and the GFB Subsidiaries taken as a whole, of any federal, state, county or local law, ordinance, regulation or order applicable to the business conducted by it. GFB and each of the GFB Subsidiaries has all licenses, permits, orders and approvals of any governmental or regulatory body which are required for the conduct of the business conducted by it, and which, if not held by it, could reasonably be expected to have a material adverse effect upon the business or assets of GFB and the GFB Subsidiaries taken as a whole (collectively, "Required Permits"). All such Required Permits are in full force and effect, no violations are or have been reported in respect of any Required Permit and no proceeding is pending, or to the knowledge of GFB threatened, to revoke or limit any such Required Permit.

3.16. Brokers' or Finders' Fees, etc. No agent, broker, investment banker, person or firm acting on behalf of GFB or under the authority of GFB is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from BCB in connection with any of the transactions contemplated hereby, except for fees payable to Capital Consultants of Princeton, Inc. in connection with their rendering of the fairness opinions contemplated by Sections 8.13 and 9.10 hereof, which fees shall, in accordance with Section 6.7 hereof, be the sole responsibility of BCB. It is expressly understood that Capital Consultants of Princeton, Inc. has been retained solely by and is working solely for the benefit of BCB in connection with this matter.

3.17. Employees. GFB has heretofore delivered to BCB a true and complete list of the names, positions and rates of compensation of all employees of GFB and the GFB Subsidiaries.

3.18. Name. During the last 3 years GFB has used no business name other than the name Great Falls Bancorp and the names of the GFB
Subsidiaries.

3.19. Environmental Matters. GFB and the GFB Subsidiaries have never engaged in any use or operation involving the storage, manufacture, generation or transportation of hazardous substances, and there are no hazardous substances located on any properties owned or operated by GFB or the GFB Subsidiaries, including but not limited to the premises in which the business of GFB or Great Falls Bank is conducted. Each of GFB and the GFB Subsidiaries is in compliance with all environmental laws, rules and regulations applicable to it or its properties. Neither GFB nor any of the

GFB Subsidiaries has received notice of any violation of any such law, rule or regulation or of any enforcement action by any governmental agency or authority pertaining to GFB or any of the GFB
Subsidiaries or any property now or heretofore owned or operated by any of them. Neither GFB nor any of the GFB Subsidiaries has received notice of, or is otherwise aware of, any spills, releases or discharges of hazardous substances on or from any property now or heretofore owned or operated by GFB or any of the GFB
Subsidiaries.

3.20.  Benefit Plans; Employee Relations.

(a) Except as set forth in Item 3.20(a) of the GFB Disclosure Schedule, (i) each of GFB and the GFB Subsidiaries is in material compliance with all applicable Federal, state, local and foreign laws and regulations respecting employment and employment practices and terms and conditions of employment and wages and hours, (ii) no collective bargaining agreement presently covers (nor has any, in the past, covered) any employees of GFB or any of the GFB Subsidiaries, nor is any currently being negotiated by GFB or any of the GFB Subsidiaries, nor is GFB or any of the GFB Subsidiaries a party to any other written contract with or material enforceable oral commitment to any labor union, (iii) there is no unfair labor practice complaint against GFB or any of the GFB Subsidiaries pending before the National Labor Relations Board or any comparable state, local or foreign agency, and (iv) there is no labor strike, dispute, slowdown, stoppage or organizational effort actually pending or, to the best knowledge of GFB, threatened against or involving GFB or any of the GFB Subsidiaries.

(b) Item 3.20(b) of the GFB Disclosure Schedule contains a true and complete list of all written contracts with, or oral commitments for the employment, retention or payment of any severance or other benefit to, any employee, consultant or other person.

(c) Item 3.20(c) of the GFB Disclosure Schedule contains a true and complete list of all Employee Pension Benefit Plans (as defined in Section 3(2) of ERISA), all Employee Welfare Benefit Plans (as defined in Section 3(1) of ERISA), all incentive compensation plans (including the GFB Stock Option Plans) and all other employee benefit programs maintained by GFB and the GFB Subsidiaries in respect of their employees (other than normal policies concerning vacations, holidays and salary continuation during short absences for illness or other reasons) (all of the foregoing appearing on such list being herein sometimes collectively referred to as "Employee Benefit Programs"). GFB has heretofore delivered to BCB true and complete copies of all plan texts and other agreements adopted in connection with the Employee Benefit Programs (including separation policies). With respect to such plans, Item 3.20(c) of the GFB Disclosure Schedule contains a true and complete list of (and GFB has heretofore delivered to BCB true and complete copies of):

(i) the most recent IRS determination letter relating to each of the Employee Pension Benefit Plans listed in such Item 3.20(c) (the "GFB Retirement Plans");

(ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules of each of the Employee Welfare Benefit
Plans listed in such Item (the "GFB Welfare Plans") and each of the GFB Retirement Plans, as filed pursuant to applicable law;

(iii) the Summary Plan Description (as currently in effect) distributed to employees for each of the GFB Retirement Plans and Welfare Plans; and

(iv) the most recent actuarial report received with respect to each of the GFB Retirement Plans that is a defined benefit plan.

(d) Except as disclosed in Item 3.20(d) of the GFB Disclosure Schedule, (i) the GFB Retirement Plans are in substantial compliance with ERISA and will constitute qualified plans under the Internal Revenue Code of 1986 immediately prior to the Effective Time, (ii) no material violation of ERISA has occurred in connection with the administration of any of the GFB Retirement Plans or any of the GFB Welfare Plans, (iii) there are no actions, suits or claims pending or, to the BCB's best knowledge, threatened against any of the GFB Retirement Plans or Welfare Plans, or any administrator or fiduciary thereof, (iv) with respect to each of the GFB Retirement Plans and Welfare Plans as to which an Annual Report is required to be filed, no liabilities as of the date of the most recent Annual Report relating to such Plan exist unless specifically referred to in such Annual Report, and no materially adverse change has occurred with respect to the financial materials covered by such Annual Report since the date thereof, (v) no accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code of 1986) exists with respect to any of the GFB Retirement Plans and (vi) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any of the GFB Retirement Plans that are subject to Title IV of ERISA. All of the GFB Welfare Plans are either self-funded, or are funded through a contract with an insurance company.

3.21. Tax Matters. Each of GFB and the GFB Subsidiaries has filed all Federal, state, local and foreign income and other tax returns, required to be filed by it, and each such return is complete and accurate in all material respects. Each of GFB and the GFB
Subsidiaries has paid all taxes of any nature whatsoever, with any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax") that are shown on such tax returns as due and payable on or before the date hereof, other than such Taxes as are being contested in good faith and which are listed in Item 3.21 of the GFB Disclosure Schedule. The provisions for current and deferred Taxes reflected on the consolidated statement of condition of GFB and its consolidated subsidiaries as at June 30, 1995 are sufficient in all material respects. Except as set forth in Item 3.21 of the GFB Disclosure Schedule, there are no claims or assessments pending against GFB or any of the GFB
Subsidiaries for any alleged deficiency in Tax, and GFB does not know of any threatened Tax claims or assessments against it or any of the GFB Subsidiaries, which, in either case, involve amounts either singly or in the aggregate in excess of $25,000.00.

3.22. Insurance. Item 3.22 of the GFB Disclosure Schedule contains a true and complete list of all policies of liability, theft, fidelity, property damage and other forms of insurance held by GFB and the GFB Subsidiaries (specifying the insurer, amount of coverage, annual premium, type of insurance, policy number and any pending material claims thereunder). The policies listed in such
Item 3.22 are outstanding and duly in force and all premiums with respect to such policies are currently paid. Except as set forth in such Item 3.22, neither GFB nor any of the GFB Subsidiaries has, during the past three fiscal years, been denied or had revoked or rescinded any policy of insurance.

3.23. Dealings with Officers and Directors. Except as set forth in Item 3.23 of the GFB Disclosure Schedule, there is no present transaction, business relationship or indebtedness involving GFB or any of the GFB Subsidiaries which is of a type described in Item 404 of Regulation S-K (promulgated by the Securities and Exchange Commission), or which is a "covered transaction" as that term is defined in Section 23A of the Federal Reserve Act (12 U.S. Code
371c), as amended, nor is GFB or any of the GFB Subsidiaries a party to any agreement or understanding which provides for or contemplates such a transaction, business relationship or indebtedness in the future. Except for the Employee Benefit Programs referred to in Section 3.20, neither GFB nor any of the GFB Subsidiaries is a party to any agreement involving payments to any person or entity based on the profits or gross revenues of GFB or any of the GFB Subsidiaries.

3.24. SEC Filings. GFB has filed all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, during the 36 months preceding the date of this Agreement.

3.25. Disclosure Schedule and Other Materials Furnished by GFB. The disclosure schedule delivered simultaneously with this Agreement by GFB to BCB and identified and initialed as such by an officer of GFB (the "GFB Disclosure Schedule"), together with any materials furnished to BCB by GFB and referred to in this Article III, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact which is necessary to make the statements contained therein not misleading. Any disclosure made in any Item of the GFB Disclosure Schedule shall be deemed made for purposes of all other applicable Items in the GFB Disclosure Schedule.

3.26. Survival. The representations and warranties of GFB contained in this Article III shall not survive the Closing.


                             ARTICLE IV
                          COVENANTS OF BCB

4.1. Regular Course of Business. Except as otherwise consented to in writing by GFB, prior to the Effective Time, BCB will carry on its business diligently and in the ordinary course only consistent with past practice through the date hereof, and, without limiting the generality of the foregoing, BCB will use its best efforts to preserve its present business organization (including that of the BCB Subsidiaries) intact, keep available the services of the present executive officers of BCB and the BCB Subsidiaries and preserve the present relationships of BCB and the BCB Subsidiaries with persons having business dealings with them; provided, that BCB shall not be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Acquisition Agreement.

4.2. Restricted Activities and Transactions. Except as otherwise consented to in writing by GFB, prior to the Effective Time, BCB will not, and will not permit the BCB Subsidiaries, to:

(a) amend its Certificate of Incorporation or By-Laws;

(b) issue, sell or deliver, or agree to issue, sell or deliver, any shares of any class of capital stock of BCB or any securities convertible into any such shares, or any options, warrants, or other rights calling for the issuance, sale or delivery of any such shares or convertible securities, except that BCB may issue shares of BCB Stock upon exercise of stock options granted under the BCB Stock Option Plan which are outstanding on the date hereof;

(c) issue any options under the BCB Stock Option Plan;

(d) except in the ordinary course of business (and consistent with past practice) (i) borrow, or agree to borrow, any funds or voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), (ii) cancel or agree to cancel any debts or claims, (iii) lease, sell or transfer, agree to lease, sell or transfer, or grant or agree to grant any preferential rights to lease or acquire, any of its assets, property or rights, (iv) make or permit any amendment to or termination of any material contract, agreement, license or other right to which it is a party or (v) mortgage or pledge any of its assets, tangible or intangible;

(e) grant any increase in compensation, other than normal merit increases and cost-of-living increases required by collective bargaining agreements, if any, or pursuant to its general prevailing practices or existing employment agreements, to any employee or group of employees or to all employees generally;

(f) enter into or make any change in any Employee Benefit Program, except as required by law;

(g) acquire voting securities or any other ownership interest in any corporation, association, joint venture, mutual savings association, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing, or merge, consolidate or otherwise combine with any other entity, or acquire any branch of any entity engaged in the business of banking, or enter into any agreement providing for any of the foregoing;

(h) directly or indirectly solicit or authorize the solicitation of or enter into any agreement or understanding or, except to the extent required by law, engage in any discussions with, or furnish any non-public information concerning BCB or the BCB Subsidiaries to, any person or entity other than GFB or a representative thereof with respect to any offer or possible offer from a third party (i) to purchase shares of any class of capital stock of BCB or any of the BCB Subsidiaries or any securities convertible into any such shares, or to acquire any option, warrant or other right to purchase or otherwise acquire any such shares or convertible securities, (ii) to make a tender or exchange offer for any shares of any class of capital stock of BCB or any of the BCB Subsidiaries, (iii) to purchase, lease or otherwise acquire all or a substantial portion of the assets of BCB or any of the BCB Subsidiaries, or (iv) to merge, consolidate or otherwise combine with BCB or any of the BCB Subsidiaries (the transactions described in (i), (ii), (iii) and (iv) above are hereinafter sometimes referred to as "Acquisition Transactions"); notwithstanding the foregoing, BCB may enter into discussions or negotiations in connection with a possible Acquisition Transaction which was not solicited by BCB if the Board of Directors of BCB, after consultation with counsel, determines that such discussions or negotiations should be commenced in the exercise of the Board's fiduciary responsibilities; or

(i) except in the ordinary course of business, enter into or agree to enter into any agreement or transaction material to the business of BCB and the BCB Subsidiaries, taken as a whole.

4.3. Dividends and Distributions; Repurchases. Except as otherwise consented to in writing by GFB, prior to the Effective Time, BCB will not declare or pay any dividend on its capital stock in cash, stock or property, and will not redeem, repurchase or otherwise acquire any shares of its capital stock; provided, however, that BCB may continue to declare and pay its regular quarterly dividend of $0.10 per share in accordance with its current practices.

4.4. Advice of Changes. BCB will promptly advise GFB in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of BCB contained in this Agreement, if made on or as of the date of such event or on or as of the Closing, untrue or inaccurate in any material respect,
(ii) any material adverse change in the business of BCB and the BCB Subsidiaries, taken as a whole, and (iii) any exercises of any options outstanding under the BCB Stock Option Plan.

4.5. Acquisition Proposals. BCB will provide GFB with same-day notice of any offer BCB receives from or on behalf of any third party regarding a proposed Acquisition Transaction, including in such notice the identity of the offeror and the complete terms of any such offer, and will provide GFB with same day notice of the receipt of any information that such an offer is likely to be made and any available details with respect to such potential offer.

4.6.  Affiliates.   BCB will deliver to GFB as soon as practicable
after the execution of this Acquisition Agreement, but in no event later than twenty (20) days hereafter, a letter identifying all persons who may be deemed to be "affiliates" of BCB within the meaning of Rule 145 promulgated under the Securities Act of 1933 or who may be deemed to be "affiliates" of BCB as that term is used for purposes of qualifying for "pooling of interests" accounting treatment (collectively, "BCB Affiliates"). BCB will furnish such information and documents as GFB's counsel may request for the purpose of reviewing such letter. BCB will cause each BCB Affiliate to issue and deliver to GFB within three (3) weeks after the date hereof an agreement, in such form as GFB's counsel shall reasonably require, to the effect that, among other things, no GFB Securities to be acquired by such person in the Exchange will be disposed of by such person except in compliance with Rule 145 under the Securities Act of 1933 or another exemption from the registration requirements of the Securities Act of 1933 or pursuant to an effective registration statement under the Securities Act of 1933, and that such person agrees to be bound by the rules which will permit the transaction contemplated by the Acquisition Agreement to be treated as a pooling of interests for accounting purposes.

4.7.  Consents, Approvals and Filings.

(a) BCB will use its best efforts to (i) comply as promptly as practicable with the governmental requirements specified in Section
2.5 and obtain all necessary approvals, authorizations, consents, licenses, clearances or orders of governmental and regulatory authorities referred to in such Section; provided, however, that compliance with the Federal Bank

Holding Company Act and state securities laws shall be GFB's responsibility and responsibility for compliance with Federal securities laws shall be allocated in accordance with Article VII hereof; further provided, that BCB shall not be required to take any extraordinary action or enter into any agreement which in the reasonable opinion of BCB is unduly burdensome to BCB in order to obtain any such approvals, authorizations, etc.

(b) BCB shall provide GFB with copies of all filings made by BCB after the date hereof to the New Jersey Department of Banking, the Federal Deposit Insurance Corporation and any other regulatory agency which has authority to regulate BCB within two business day of such filing.

(c) BCB shall prepare unaudited financial statements on a monthly basis and shall furnish copies of such statements to GFB by the 10th day following the end of each month.

4.8. Access to Records and Properties. BCB agrees to assist GFB in conducting such investigations and reviews of the business, financial condition, properties, assets, books and records of BCB and the BCB Subsidiaries as GFB deems necessary or desirable, and will provide, and will cause its independent public accountants to provide, GFB and its employees, agents and representatives full access to, and complete information concerning, all properties, books, records (including tax returns filed or in preparation), personnel and premises, and audit work papers and other records of its independent public accountants, pertaining to the business of BCB and the BCB Subsidiaries. Neither any investigation by GFB nor the receipt by GFB of any data or information from BCB shall affect the right of GFB to rely on the representations, warranties or covenants of BCB or the right of GFB to terminate this Agreement as provided in Article XI hereof.

                             ARTICLE V
                         COVENANTS OF GFB

5.1. Regular Course of Business. Except as otherwise consented to in writing by BCB, prior to the Effective Time, GFB will carry on its business diligently and in the ordinary course only consistent with past practice through the date hereof, and, without limiting the generality of the foregoing, GFB will use its best efforts to preserve its present business organization (including that of the GFB Subsidiaries) intact, keep available the services of the present executive officers of GFB and the GFB Subsidiaries and preserve the present relationships of GFB and the GFB Subsidiaries with persons having business dealings with them; provided, that GFB shall not be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Acquisition Agreement.

5.2. Restricted Activities and Transactions. Except as otherwise consented to in writing by BCB, prior to the Effective

Time, GFB will not, and will not permit the GFB Subsidiaries, to:

(a) amend its Certificate of Incorporation or By-Laws;

(b) issue, sell or deliver, or agree to issue, sell or deliver, any shares of any class of capital stock of GFB or any securities convertible into any such shares, or any options, warrants, or other rights calling for the issuance, sale or delivery of any such shares or convertible securities, except that GFB may (i) issue shares of GFB Stock upon exercise of stock options granted under the GFB Stock Option Plans which are outstanding on the date hereof, (ii) issues shares of GFB Stock upon the exercise of purchase rights by the holders of the Cancellable Mandatory Stock Purchase Contracts outstanding on the date hereof, (iii) exercise its rights to cancel any or all of the Cancellable Mandatory Stock Purchase Contracts outstanding on the date hereof and (iv) issue and deliver certificates for GFB stock in exchange for certificates representing stock of Family First Federal Savings Bank in accordance with the Agreement and Plan of Merger dated August 31, 1994, between GFB, Great Falls Bank and Family First Federal Savings Bank;

(c) issue any options under the GFB Stock Option Plans;

(d) except in the ordinary course of business (and consistent with past practice), (i) borrow, or agree to borrow, any funds or voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), (ii) cancel or agree to cancel any debts or claims, (iii) lease, sell or transfer, agree to lease, sell or transfer, or grant or agree to grant any preferential rights to lease or acquire, any of its assets, property or rights, (iv) make or permit any amendment to or termination of any material contract, agreement, license or other right to which it is a party, except that GFB may exercise its rights to redeem any or all of 8.5% Redeemable Subordinated Debentures issued by GFB and due November 1, 1998 and except that GFB may exercise its rights to cancel any or all of the Cancellable Mandatory Stock Purchase Contracts outstanding on the date hereof, or (v) mortgage or pledge any of its assets, tangible or intangible;

(e) grant any increase in compensation, other than normal merit increases and cost-of-living increases required by collective bargaining agreements, if any, or pursuant to its general prevailing practices or existing employment agreements, to any employee or group of employees or to all employees generally;

(f) enter into or make any change in any Employee Benefit Program, except as required by law;

(g) acquire voting securities or any other ownership interest in any corporation, association, joint venture, mutual savings association, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing, or merge, consolidate or otherwise combine with any other entity, or acquire any branch of any entity engaged in the business of banking, or enter into any agreement providing for any of the foregoing;

(h) directly or indirectly solicit or authorize the solicitation of or enter into any agreement or understanding or, except to the extent required by law, engage in any discussions with, or furnish any non-public information concerning GFB or the GFB Subsidiaries to, any person or entity other than BCB or a representative thereof with respect to any offer or possible offer from a third party (i) to purchase shares of any class of capital stock of GFB or any of the GFB Subsidiaries or any securities convertible into any such shares, or to acquire any option, warrant or other right to purchase or otherwise acquire any such shares or convertible securities, (ii) to make a tender or exchange offer for any shares of any class of capital stock of GFB or any of the GFB Subsidiaries, (iii) to purchase, lease or otherwise acquire all or a substantial portion of the assets of GFB or any of the GFB Subsidiaries, or (iv) to merge, consolidate or otherwise combine with GFB or any of the GFB Subsidiaries; notwithstanding the foregoing, GFB may enter into discussions or negotiations in connection with a possible transaction of the type described in
(i), (ii), (iii) or (iv) above which was not solicited by GFB if the Board of Directors of GFB, after consultation with counsel, determines that such discussions or negotiations should be commenced in the exercise of the Board's fiduciary responsibilities; or

(i) except in the ordinary course of business or as expressly permitted pursuant to any of the foregoing provisions of this
Section 5.2, enter into or agree to enter into any agreement or transaction material to the business of GFB and the GFB
Subsidiaries, taken as a whole.

5.3. Dividends and Distributions; Repurchases. Except as otherwise consented to in writing by BCB, prior to the Effective Time, GFB will not declare or pay any dividend on its capital stock in cash, stock or property, and will not redeem, repurchase or otherwise acquire any shares of its capital stock; provided, that GFB may continue to declare and pay periodic cash dividends in accordance with its current practices.

5.4. Advice of Changes. GFB will promptly advise BCB in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of GFB contained in this Agreement, if made on or as of the date of such event or on or as of the Closing, untrue or inaccurate in any material respect,
(ii) any material adverse change in the business of GFB and the GFB Subsidiaries, taken as a whole, and (iii) any exercises of any options outstanding under the GFB Stock Option Plans.

5.5. Acquisition Proposals. GFB will provide BCB with same-day notice of any offer GFB receives from or on behalf of any third party of the type referred to in Section 5.2(h) hereof, including in such notice the identity of the offeror and the complete terms of any such offer, and will provide BCB with same day notice of the receipt of any information that such an offer is likely to be made and any available details with respect to such potential offer.

5.6.  Consents, Approvals and Filings.

(a) GFB will use its best efforts to (i) comply as promptly as practicable with the governmental requirements specified in Section
3.5 and obtain all necessary approvals, authorizations, consents, licenses, clearances or orders of governmental and regulatory authorities referred to in such Section; provided, however, that responsibility for compliance with Federal securities laws shall be allocated in accordance with Article VII hereof; further provided, that GFB shall not be required to take any extraordinary action or enter into any agreement which in the reasonable opinion of GFB is unduly burdensome to GFB in order to obtain any such approvals, authorizations, etc.

(b) GFB shall provide BCB with copies of all filings made by GFB or Great Falls Bank after the date hereof to the New Jersey Department of Banking, the Federal Deposit Insurance Corporation and any other regulatory agency which has authority to regulate GFB or Great Falls Bank within two business day of such filing.

(c) GFB shall prepare unaudited consolidated financial statements on a monthly basis and shall furnish copies of such statements to BCB by the 10th day following the end of each month.

5.7. Access to Records and Properties. GFB agrees to assist BCB in conducting such investigations and reviews of the business, financial condition, properties, assets, books and records of GFB and the GFB Subsidiaries as BCB deems necessary or desirable, and will provide, and will cause its independent public accountants to provide, BCB and its employees, agents and representatives full access to, and complete information concerning, all properties, books, records (including tax returns filed or in preparation), personnel and premises, and audit work papers and other records of its independent public accountants, pertaining to the business of GFB and the GFB Subsidiaries. Neither any investigation by BCB nor the receipt by BCB of any data or information from GFB shall affect the right of BCB to rely on the representations, warranties or covenants of GFB or the right of BCB to terminate this Agreement as provided in Article XI hereof.

5.8.  Affiliates.   GFB will deliver to BCB as soon as practicable
after the execution of this Acquisition Agreement, but in no event later than twenty (20) days hereafter, a letter identifying all persons who may be deemed to be "affiliates" of BCB as that term is used for purposes of qualifying for "pooling of interests" accounting treatment (collectively, "GFB Affiliates"). GFB will furnish such information and documents as BCB's counsel may request for the purpose of reviewing such letter. GFB will cause each BCB Affiliate to issue and deliver to BCB within three (3) weeks after the date hereof an agreement, in such form as BCB's counsel shall reasonably require, to the effect that, among other things, such person agrees to be bound by the rules which will permit the transaction contemplated by the Acquisition Agreement to be treated as a pooling of interests for accounting purposes.


                            ARTICLE VI
                  MUTUAL COVENANTS AND AGREEMENTS

6.1. Confidentiality. Personnel of GFB have received in the course of the negotiation of this Acquisition Agreement, and in the course of prior negotiations, and are expected to continue to receive, confidential information concerning BCB's assets, methods of operation, loan and deposit pricing, investment policies, and other trade secrets and confidential information concerning BCB's business; and personnel of BCB have received in the course of the negotiation of this Acquisition Agreement, and in the course of prior negotiations, and are expected to continue to receive, confidential information concerning the assets, methods of operation, loan and deposit pricing and investment policies of GFB and the GFB Subsidiaries, and other trade secrets and confidential information concerning the businesses of GFB and the GFB Subsidiaries. Such information has been furnished by the respective parties in good faith to the other party in confidence solely to enable the other party to evaluate the party furnishing the information with a view to evaluating a proposed acquisition or merger transaction, and with the agreement that the party receiving such information will (1) treat all such information at all times as being confidential and proprietary to the party furnishing the information, (2) not improperly divulge or make any unauthorized disclosure of such confidential information to any third parties, and (3) not make any use of such confidential information except in connection with its evaluation of the other party's business for purposes of a proposed acquisition or merger transaction.
Following termination or cancellation of this Agreement, each party shall, if requested to do so by the other, return all materials furnished to it by the other which contain such confidential materials, without retaining any copy thereof.
The provisions of this Section 6.1 will be specifically enforceable, entitling each party to injunctive relief against the other. The provisions of this Section 6.1 will survive any termination or cancellation of this Agreement.

6.2. Expenses. Subject to the provisions of Article XI hereof, in the event the Exchange is not consummated, GFB and BCB will each separately bear its own expenses incurred in connection with this Agreement or any transaction contemplated hereby.

6.3. Public Announcements. Recognizing that they each have independent obligations with respect to the dissemination of material information to the public and to their respective shareholders, GFB and BCB will to the maximum extent feasible advise and confer with each other prior to the issuance of any reports, statements or releases (including reports, statements or releases to their respective employees) pertaining to this Agreement.

6.4. Further Assurances. GFB and BCB agree to execute and deliver such instruments and take such other actions as either of them may reasonably require, consistent with the fiduciary duties of their respective Boards of Directors, in order to carry out the intent of this Agreement.

6.5. Post-Effective Time Operations. From and after the Effective Time, BCB shall not take any of the following actions without the prior approval of the Board of Directors of GFB: Any action of the types described in Section 4.2 hereof, subject to such additions and deletions as the Board of Directors of GFB may adopt from time to time.

6.6.  GFB 401(k) Plan.  The employer contribution to GFB's 401(k)
Plan for calendar year 1995 shall be determined as though the Exchange had not occurred.

6.7. Investment Bankers' Fees. All fees of Capital Consultants of Princeton, Inc. for its services in connection with the transaction contemplated by this Agreement, shall be the sole responsibility of BCB.

                          ARTICLE VII
                PROXY AND REGISTRATION STATEMENTS

7.1. Preparation. GFB and BCB acknowledge that the transactions contemplated hereby are subject to the provisions of the Securities Act of 1933 and Rule 145 promulgated thereunder by the Securities and Exchange Commission (the "SEC"). GFB and BCB will cooperate in the prompt preparation of a proxy statement for submission to the stockholders of BCB in connection with the meeting of such stockholders referred to in Section 1.5(a) and of a proxy statement for submission to the stockholders of GFB in connection with the meeting of such stockholders referred to in Section 1.5(b) (the
"GFB Proxy Statement").   The proxy statement to be submitted to
the stockholders of BCB, in its definitive form, together with any and all amendments and supplements thereto and all information incorporated by reference therein (the "BCB Proxy Statement") will also serve as the prospectus (the

"Prospectus") to be included in the Registration Statement (as defined below). GFB will file a registration statement on Form
S-4 (which registration statement, in the form it is declared effective by the SEC, together with any and all amendments and supplements thereto and all information incorporated by reference therein, is referred to herein as the "Registration Statement") under and pursuant to the provisions of the Securities Act of 1933 for the purpose of registering the GFB Stock to be distributed to holders of BCB Stock in accordance with the provisions of this Agreement. Each of BCB and GFB agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the other party or its counsel, may be required or appropriate for inclusion in the Registration Statement, the BCB Proxy Statement or the GFB
Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Registration
Statement, the BCB Proxy Statement and the GFB Proxy Statement.
GFB agrees to use its best efforts to have the Registration
Statement declared effective under the Securities Act of 1933 as soon as may be practicable.

7.2. Representations. Warranties and Covenants of BCB. BCB represents and warrants to GFB that the BCB Proxy Statement will not, at the time of its issuance and at the time of the meeting of stockholders of BCB contemplated by Section 1.5(a) hereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, except that no representation is made with respect to information set forth in the BCB Proxy Statement concerning GFB or the GFB Subsidiaries furnished or approved by GFB. BCB will promptly advise GFB in writing if at any time prior to the Effective Time it shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Registration Statement, the BCB Proxy Statement or the GFB Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

7.3. Representations, Warranties and Covenants of GFB. GFB represents and warrants to BCB that the Registration Statement (including the BCB Proxy Statement), at the time it becomes effective and at the time of the meeting of stockholders of BCB contemplated by Section 1.5(a) hereof, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, except that no representation is made with respect to information set forth in the Registration Statement (including the BCB Proxy Statement) concerning BCB furnished or approved by BCB.

7.4.  Mailings to Stockholders.  BCB shall cause the BCB

Proxy Statement to be mailed to its stockholders as soon as practicable in accordance with applicable Federal and state law; provided, however, that BCB shall not mail or otherwise furnish the BCB Proxy Statement to its stockholders unless and until GFB advises BCB that the Registration Statement is effective under the Securities Act of 1933. Neither GFB or BCB will use any proxy material other than the BCB Proxy Statement and the other proxy material filed with the SEC prior to or concurrently with the filing of the BCB Proxy Statement, and other than the GFB Proxy Statement, without giving prior notice to the other.

7.5. Blue Sky. GFB will use its best efforts to obtain all necessary blue sky permits and approvals required to carry out the transactions contemplated by this Agreement.

7.6. Tax Opinion. BCB shall obtain from Williams, Caliri, Miller & Otley, or other counsel reasonably satisfactory to GFB, an opinion regarding the federal tax consequences of the Exchange to BCB stockholders.

                         ARTICLE VIII
                CONDITIONS TO OBLIGATIONS OF GFB

The obligations of GFB to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by GFB:

8.1. Representations and Warranties. The representations and warranties of BCB set forth in Article II and Article VII hereof shall be true and correct in all material respects as of the date of this Agreement and as of the date of the Closing contemplated by
Article X hereof (the "Closing Date") as though made on and as of the Closing Date.

8.2. Covenants. BCB shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to the Closing Date.

8.3. Certificates. BCB shall have furnished to GFB a certificate of its President in form and substance reasonably satisfactory to GFB to the effect that (i) the representations and warranties of BCB contained in Article II and Article VII of this Agreement are true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on the date thereof, (ii) BCB has complied with all terms, covenants and provisions of this Agreement required to be performed or complied with by BCB prior to the Closing Date and (iii) the condition set forth in Section 8.6 hereof and, to the knowledge of BCB, the condition set forth in Section 8.8 hereof are each satisfied as of the Closing Date. BCB shall also have furnished such other certificates as GFB's counsel shall have reasonably requested.

8.4. Opinion of Counsel. GFB shall have received an opinion of McCarter & English, counsel to BCB, dated the date of the Closing and addressed to GFB, in form and substance satisfactory to counsel to GFB, as to such matters as counsel to GFB shall have reasonably
requested.   In rendering such opinion, such counsel may rely upon
certificates of officers of BCB as to matters of fact.

8.5. Affiliates. GFB shall have received the letter identifying the BCB Affiliates and the Affiliate Agreements required by Section
4.6 hereof.

8.6. Approval of Shareholders of GFB. The Plan of Acquisition and this Acquisition Agreement shall have been approved at a meeting of the shareholders of GFB by a majority of the votes cast by the shareholders of GFB, as required by N.J.S.A. 14A:10-3.

8.7. Approval of Shareholders of BCB. The Plan of Acquisition and this Acquisition Agreement shall have been approved at a meeting of the shareholders of BCB by 2/3 of the capital stock of BCB entitled to vote, as required by N.J.S.A. 17:9A-359.

8.8. No Governmental or Other Proceeding or Litigation. No order of any court or administrative agency (including, without limitations any banking regulatory authority) shall be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or otherwise affect in a material respect GFB's ownership of BCB; no suit, action, or proceeding by any governmental body or other person or entity, or investigation or inquiry by any governmental body, shall be pending or, in the case of a governmental body, threatened against GFB or BCB, which challenges the validity or legality, or seeks to restrain the consummation, of any transaction contemplated hereby or which seeks to limit or otherwise affect GFB's ownership of BCB; and no written advice shall have been received by GFB or BCB or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the exchange of shares contemplated hereby is consummated or sought to be consummated, be filed seeking to invalidate or restrain said transaction or limit or otherwise affect GFB's ownership of BCB.

8.9. Approvals and Consents. All approvals and authorizations of the public authorities referred to in Sections 2.5 and 3.5 hereof, shall have been obtained, and no such consents or approvals shall have imposed a condition to such consent or approval which in the reasonable opinion of GFB is unduly burdensome, and all waiting periods specified by law shall have passed.

8.10.  Registration Statement Effective.  The Registration
Statement shall have become effective prior to the mailing of the

Proxy Statement by BCB to its stockholders, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

8.11. Accountants' Opinion. GFB shall have received an opinion of Arthur Andersen LLP that the acquisition of BCB by GFB will qualify to be treated for accounting purposes as a pooling of interests.

8.12.  Tax Opinion.   GFB shall have received an opinion of
Williams, Caliri, Miller & Otley to the effect that the exchange of shares contemplated hereby shall be a tax free transaction for federal income tax purposes. Said opinion shall be reaffirmed as of the Closing Date.

8.13. Fairness Opinions. The Board of Directors of BCB shall have received an opinion of Capital Consultants of Princeton, Inc. in form and substance reasonably satisfactory to said Board of Directors, dated as of the date of the BCB Proxy Statement and reaffirmed as of the Closing Date, that the Exchange is fair to the stockholders of BCB. The opinion to be dated as of the date of the BCB Proxy Statement shall be included in the BCB Proxy Statement.

                          ARTICLE IX
               CONDITIONS TO OBLIGATIONS OF BCB

The obligations of BCB to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by BCB:

9.1. Representations and Warranties. The representations and warranties of GFB set forth in Article III and Article VII hereof shall be true and correct in all material respects as of the date of his Agreement and as of the Closing Date as though made on and as of the Closing Date.

9.2. Covenants. GFB shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to the Closing Date.

9.3. Certificates. GFB shall have furnished to BCB a certificate of its President in form and substance reasonably satisfactory to BCB to the effect that (i) the representations and warranties of GFB contained in Article III and Article VII of this Agreement are true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on the date thereof (ii) GFB has complied with all terms, covenants and provisions of this Agreement required to be performed or complied with by GFB prior to the Closing Date and (iii) to the knowledge of GFB, the conditions set forth in Section

9.7 hereof are each satisfied as of the Closing Date. GFB shall also have furnished such other certificates as BCB's counsel shall have reasonably requested.

9.4. Opinion of Counsel. BCB shall have received an opinion of Williams, Caliri, Miller & Otley, counsel to GFB, dated the date of the Closing and addressed to BCB, in form and substance satisfactory to counsel to BCB, as to such matters as counsel to BCB shall have reasonably requested. In rendering such opinion, such counsel may rely upon certificates of officers of GFB as to matters of fact.

9.5. Tax Opinion. BCB shall have received an opinion of Williams, Caliri, Miller & Otley to the effect that the exchange of shares contemplated hereby shall be a tax free transaction for federal income tax purposes. Said opinion shall be reaffirmed as of the Closing Date.

9.6.  Approval of Shareholders of GFB and BCB.

(a) The Plan of Acquisition and this Acquisition Agreement shall have been approved at a meeting of the shareholders of GFB by a majority of the votes cast by the shareholders of GFB, as required by N.J.S.A. 14A:10-3.

(b) The Plan of Acquisition and this Acquisition Agreement shall have been approved at a meeting of the shareholders of BCB by 2/3 of the capital stock of BCB entitled to vote, as required by N.J.S.A. 17:9A-359.

9.7. No Governmental or Other Proceeding or Litigation. No order of any court or administrative agency (including, without limitations any banking regulatory authority) shall be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or otherwise affect in a material respect GFB's ownership of BCB; no suit, action, or proceeding by any governmental body or other person or entity, or investigation or inquiry by any governmental body, shall be pending or, in the case of a governmental body, threatened against GFB or BCB, which challenges the validity or legality, or seeks to restrain the consummation, of any transaction contemplated hereby or which seeks to limit or otherwise affect GFB's ownership of BCB; and no written advice shall have been received by GFB or BCB or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the exchange of shares contemplated hereby is consummated or sought to be consummated, be filed seeking to invalidate or restrain said transaction or limit or otherwise affect GFB's ownership of BCB.

9.8. Approvals and Consents. All approvals and authorizations of the public authorities referred to in Sections 2.5 and 3.5 hereof, shall have been obtained, and no such consents or approvals shall have imposed a condition to such consent or approval which in the reasonable opinion of BCB is unduly burdensome, and all waiting periods specified by law shall have passed.

9.9. Registration Statement Effective. The Registration Statement shall have become effective prior to the mailing of the Proxy Statement by BCB to its stockholders, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

9.10. Fairness Opinions. The Board of Directors of BCB shall have received an opinion of Capital Consultants of Princeton, Inc. in form and substance reasonably satisfactory to said Board of Directors, dated as of the date of the BCB Proxy Statement and reaffirmed as of the Closing Date, that the Exchange is fair to the stockholders of BCB. The opinion to be dated as of the date of the BCB Proxy Statement shall be included in the BCB Proxy Statement.

9.11. Accountants' Opinion. BCB shall have received an opinion of Arthur Andersen LLP that the acquisition of BCB by GFB will qualify to be treated for accounting purposes as a pooling of interests.

9.12. Affiliates. BCB shall have received the letter identifying the GFB Affiliates and the Affiliate Agreements required by Section
5.8 hereof.


                           ARTICLE X
                            CLOSING

Unless this Agreement shall have been terminated pursuant to a provision of Article XI hereof, a closing (the "Closing") will be held, as soon as practicable after the satisfaction or waiver of the conditions set forth in Articles VIII and IX hereof, at the offices of Williams, Caliri, Miller & Otley, 1428 Route 23, Wayne, New Jersey. At the Closing, the documents referred to in Articles VIII and IX hereof will be exchanged by the parties and, immediately thereafter, the Plan of Acquisition will be filed by BCB and GFB with the Department of Banking of the State of New Jersey.

                          ARTICLE XI
               TERMINATION; LIQUIDATED DAMAGES

11.1. Termination. This Agreement may be terminated at any time prior to Closing:

(a) by GFB, by written notice to BCB, if (i) any representation or warranty of BCB set forth in Article II or Article VII hereof shall not be true and correct in all material respects, (ii) BCB shall breach any covenant or agreement made by it herein or (iii) any other condition set forth in Article VIII hereof shall not have been satisfied by December 31, 1995, provided that the failure of such condition shall not be caused by a breach by GFB of any covenant or agreement made by it herein; or

(b) by BCB, by written notice to GFB, if (i) any representation or warranty of GFB set forth in Article III or Article VII hereof shall not be true and correct in all material respects, (ii) GFB shall breach any covenant or agreement made by it herein or (iii) any other condition set forth in Article IX hereof shall not have been satisfied by December 31, 1995, provided that the failure of such condition shall not be caused by a breach by BCB of any covenant or agreement made by it herein; or
(c) by BCB, by written notice to GFB, if BCB, without violating any of its covenants hereunder, shall have received an unsolicited offer to enter into an Acquisition Transaction and the Board of Directors of BCB, after consulting with counsel, shall have determined in the exercise of its fiduciary duties that it should terminate this Agreement and pursue the potential Acquisition Transaction. In the event BCB shall exercise its right of termination under this paragraph (c), BCB shall pay to GFB a termination fee of $500,000.00.

11.2. Liquidated Damages. In that any damages sustained by either party to this Agreement in case of a breach would be difficult if not impossible to determine, it is mutually agreed that in case this Agreement is breached by either party, Five Hundred Thousand Dollars ($500,000.00) is agreed upon as fixed and liquidated damages and not as a penalty, which amount shall be due the nonbreaching party from the breaching party without proof of loss or damage.


                        ARTICLE XII
                       MISCELLANEOUS

12.1. Parties in Interest. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby, except as specifically provided in this Agreement.

12.2. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter, except as specifically provided to the contrary herein. This Agreement may be amended only by a written instrument duly executed by the parties, and any condition to a party's obligations hereunder may only be waived in writing by such party.

12.3. Headings. The article and section and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.4. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed (by registered or certified mail, return receipt requested and postage prepaid) as follows:

         If to GFB:

           Great Falls Bancorp
           55 Union Boulevard
           Totowa, New Jersey 07512
           Attention: Mr. George E. Irwin, Vice President

         with copy to:

           Richard S. Miller, Esq.
           Williams, Caliri, Miller & Otley
           1428 Route 23
           Wayne, New Jersey 07470

         If to BCB:

           Bergen Commercial Bank
           Two Sears Drive
           Paramus, New Jersey 07652
           Attention: Mr. C. Mark Campbell, President

         with copy to:

           Robert Schwartz, Esq.
           McCarter & English
           Gateway 4
           Newark, NJ  07102

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. If mailed as aforesaid, any such communication shall be deemed to have been given on the third business day following that on which the piece of mail containing such communication is posted; provided that any communication sent by telecopy or telex and confirmed by mail (postage prepaid) shall be deemed to have been given at the time of transmission.

12.5. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

12.6. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New Jersey, without giving effect to the choice of laws provisions thereof.

12.7. Gender and Number; Person. Any reference expressed in any gender shall be deemed to include each of the other genders, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The term "person" as used in this Agreement, unless the context otherwise requires, shall include any individual and any corporation, partnership, association, or other entity or group.

12.8. Waivers. Any party to this Agreement may, by written notice to the other parties hereto, waive any provision of this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

12.9. Assignments. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                        GREAT FALLS BANCORP

                                        By: /s/George E. Irwin

                                        Name:   George E. Irwin
                                        Title:   Vice President



                                        BERGEN COMMERCIAL BANK
                                        By:     /s/C. Mark Campbell
                                        Name:     C. Mark Campbell
                                        Title:    President

                        EXHIBIT A
                  PLAN OF ACQUISITION


1. This Plan of Acquisition is to be approved and implemented pursuant to and in accordance with N.J.S.A. 17:9A-355 through 17:9A-369, inclusive (hereinafter referred to as the "Act"). All capitalized terms used herein which are not otherwise defined herein shall have the same meanings herein as are ascribed to them in the Act.
2. The name and address of the Acquiring Corporation is: Great Falls Bancorp, 55 Union Boulevard, Totowa, New Jersey 07512.

3. The name and address of the sole Participating Bank is: Bergen
Commercial Bank, Two Sears Drive, Paramus, New Jersey 07652.

4. The names and addresses of the members of the board of directors of the Acquiring Corporation are:

        M. A. Bramante:  659 Valley Road
        Wayne, New Jersey  07470

        Robert J. Conklin: 3 Tice Road
        Franklin Lakes, NJ  07417

        William T. Ferguson: 515 Pelican Way
        Delray Beach, Florida 33483

        George E. Irwin: 17 Green Ridge Drive
        Montville, New Jersey 07045

        Joseph A. Lobosco: 56 Wigwam Avenue
        North Haledon, New Jersey 07508

        John L. Soldoveri: 3 Battle Ridge Trail
        Totowa, New Jersey  07512

        Alfred R. Urbano: 602 Mt. Lebanon Road
        Wilmington, Delaware 19803


5. The name and address of the sole bank some or all of whose shares of capital stock are owned by the Acquiring Corporation is Great Falls Bank. The total number of shares of Great Falls Bank which are issued and outstanding on the date hereof is 380,000; the total number of shares of Great Falls Bank which are owned by the Acquiring Corporation is 380,000.

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6. The following are the terms and conditions upon which the acquisition shall occur:

a. Terms of Exchange.

Each share of Common Stock of the Participating Bank issued and outstanding at the Effective Time (as that term is defined in Section 7 hereof), except for Perfected Dissenting Shares (as defined in Subsection 6(f) hereof and subject to Subsection 6(c) hereof with respect to fractional shares) shall, at said time and without any action on the part of any holder thereof, be exchanged for 1.7 shares (the "Exchange Rate") of Common Stock of the Acquiring Corporation.

b. Options.
As of the Effective Time, the Acquiring Corporation shall assume the rights and obligations of the Participating Bank under those stock options granted by the Participating Bank prior to the date hereof with respect to Common Stock of the Participating Bank pursuant to the Bergen Commercial Bank Officers Stock Option Plan (the "Participating Bank Stock Option Plan") which are outstanding at the Effective Time ("Assumed Options"), to the extent such options shall not theretofore have been exercised. Pursuant to such assumption, the holder of each Assumed Option shall be entitled, subject to the terms of his or her stock option and compliance with applicable law, to purchase the number of shares (rounded to the nearest whole number) of Common Stock of the Acquiring Corporation determined by multiplying the number of shares covered by the Assumed Option by the Exchange Rate. Each Assumed Option shall constitute a continuation of the corresponding stock option issued under the Participating Bank Stock Option Plan substituting the Acquiring Corporation for the Participating Bank and Common Stock of the Acquiring Corporation Stock for Common Stock of the Participating Bank in accordance with the foregoing conversion formula, and substituting, for purposes of continuing eligibility under the Participating Bank Stock Option Plan, a relationship with the Acquiring Corporation or any of its subsidiaries for a relationship with the Participating Bank, effective as of the Effective Time. Except as provided in this Subsection 6(b), all of the terms and provisions of each Assumed Option shall remain the same, including, but not limited to, the times when the Assumed Option may be exercised. As soon as practicable after the Effective Time, the Acquiring Corporation will send written notice of the assumption of the Assumed Options to each holder thereof. As of the Effective

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Time, the Acquiring Corporation will have taken all corporate and other action necessary to reserve sufficient shares of Common Stock of the Acquiring Corporation for issuance upon exercise of the Assumed
Options. The Acquiring Corporation will prepare and file with the Securities and Exchange Commission a registration statement on the appropriate form relating to issuance upon exercise by the holder thereof of the shares of Common Stock of the Acquiring Corporation underlying such Assumed Options and will use its best efforts to have such registration statement declared effective as soon as practicable after the Effective Time, but in no case later than 6 months after the Effective Date.

c. No Fractional Interests.

Neither certificates nor scrip for fractional interests in shares of Common Stock of the Acquiring Corporation will be issued in connection with the Exchange, but in lieu thereof each holder of Common Stock of the Participating Bank who would otherwise have been entitled to a fraction of a share of Common Stock of the Acquiring Corporation will be paid an amount of cash equal to such fraction multiplied by the average of the final bid prices for shares of Common Stock of the Acquiring Corporation on each of the ten (10) business days preceding the Effective Time. All shares of Common Stock of the Participating Bank held by each record holder shall be aggregated before determining the need to pay cash in lieu of fractional shares.

d. Directors.

Within ten (10) days following the Effective Time, the Board of Directors of the Acquiring Corporation shall amend the By-Laws of the Acquiring Corporation in order to increase the number of directors of the Acquiring Corporation from 7 to 10 and, consistent with their fiduciary duties, shall elect Anthony M. Bruno, Jr., C. Mark Campbell and Charles J. Volpe to fill the three new directorships. In the event that one or more of Anthony M. Bruno, Jr., C. Mark Campbell or Charles J. Volpe is unable to take office, the Board of Directors of the Participating Bank shall designate a substitute, acceptable to the Acquiring Corporation, to be elected in his place by the Board of Directors of the Acquiring Corporation, consistent with their fiduciary duties.

e. Representations, Covenants, Conditions of Closing and other
Matters.

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This Plan of Acquisition is being entered into in connection with and in furtherance of an Acquisition Agreement, dated August 16, 1995, between the Acquiring Corporation and the Participating Bank. The Acquisition Agreement contains representations, covenants, conditions of closing and agreements as to other matters pertaining to this Plan of Acquisition. A copy of the Acquisition Agreement is attached hereto. In the event that there is any inconsistency between the provisions of the Acquisition Agreement and the provisions of this Plan of Acquisition, the provisions of this Plan of Acquisition shall govern.

f. Dissenting Shares.

Each shareholder of the Participating Bank who elects to dissent from this Plan of Acquisition may do so by filing a written notice of dissent with the Secretary of the Participating Bank at the address set forth in paragraph 3 hereof, stating that he or she intends to demand payment for his or her shares if this Plan of Acquisition becomes effective; such notice must be filed prior to the taking of the vote at the Special Meeting of Shareholders of the Participating Bank which shall be held for the purpose of voting on this Plan of Acquisition. Shares as to which a notice of dissent has been filed pursuant to the preceding sentence are referred to herein as "Dissenting Shares". Dissenting Shares, the holders of which have made written demand on the Participating Bank for the payment of the fair value of such shares within 20 days after the mailing of notice by the Participating Bank that the Plan of Acquisition has been approved and thereafter have submitted their stock certificate or certificates to the Participating Bank within 20 days after demanding payment of the fair value of such shares, all as provided in N.J.S.A. 17:9A-360, are referred to herein as "Perfected Dissenting Shares". Perfected Dissenting Shares shall not be converted into Common Stock of the Acquiring Corporation pursuant to Paragraph 6(a) hereof, but the holders thereof shall be entitled only to such rights as are granted by N.J.S.A. 17:9A-360 through 17:9A-369, inclusive.

The shareholders of Great Falls Bancorp shall have such rights of dissent pursuant to the New Jersey Business Corporation Act as they would have under that Act if they were shareholders of a surviving corporation in a merger.

7.The date and time at which this Plan of Acquisition and the exchange of securities provided for herein shall become effective
(the "Effective Time") shall be 11:59 p.m. on the

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last day of the calendar month during which this Plan of Acquisition is filed with the Department of Banking of the State of New Jersey in accordance with N.J.S.A. 17:9A-359.

IN WITNESS WHEREOF, the parties hereto have caused this Plan of Acquisition to be duly executed this 16th day of August, 1995.




[Seal]                                  GREAT FALLS BANCORP
Attest:


                                        By:
Secretary                               President



[Seal]                                  BERGEN COMMERCIAL BANK

                                        By:
Secretary                               Chairman


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Great Falls Bancorp
55 Union Boulevard
Totowa, New Jersey  07512


August 29, 1995

Securities and Exchange Commission
Office of Registration and Reports
450 Fifth Street, N.W.
Washington, D.C.   20549


Gentlemen:

Enclosed for filing pursuant to Section 15(d) of the Securities Exchange Act of 1934 is Form 8-K, Current Report, for Great Falls Bancorp, Commission File No. 0-14294, dated August 16, 1995.



Very truly yours,


Naqi A. Naqvi
Treasurer


Enclosure